                                                                    EXHIBIT 10.1
================================================================================






                               CREDIT AGREEMENT

                           DATED AS OF MAY __, 1999

                                    Between

                         OPINION RESEARCH CORPORATION

                                      and

                                   ORC INC.
                                 as Borrowers

                                      and

                            HELLER FINANCIAL, INC.
                           as Agent and as a Lender



================================================================================

                               TABLE OF CONTENTS

SECTION 1 AMOUNTS AND TERMS OF LOANS.........................................................................       2
         1.1   Loans.........................................................................................       2
         1.2   Interest and Related Fees......................................................................      7
         1.3   Other Fees and Expenses........................................................................     12
         1.4   Payments.......................................................................................     12
         1.5   Prepayments....................................................................................     13
         1.6   Maturity.......................................................................................     14
         1.7   Loan Accounts..................................................................................     14
         1.8   Capital Adequacy and Other Adjustments.........................................................     15
         1.9   Taxes..........................................................................................     15
         1.10  Optional Prepayment/Replacement of Lenders.....................................................     17

SECTION 2 AFFIRMATIVE COVENANTS...............................................................................     18
         2.1   Compliance With Laws and Contractual Obligations...............................................     18
         2.2   Maintenance of Properties; Insurance...........................................................     19
         2.3   Inspection; Lender Meeting.....................................................................     19
         2.4   Corporate Existence............................................................................     20
         2.5   Further Assurances.............................................................................     20
         2.6   Syndication Assurances.........................................................................     20
         2.7   Distributions..................................................................................     20

SECTION 3 NEGATIVE COVENANTS..................................................................................     21
         3.1   Indebtedness...................................................................................     21
         3.2   Liens and Related Matters......................................................................     22
         3.3   Investments; Joint Ventures....................................................................     23
         3.4   Contingent Obligations.........................................................................     24
         3.5   Restricted Junior Payments.....................................................................     26
         3.6   Restriction on Fundamental Changes.............................................................     27
         3.7   Disposal of Assets or Subsidiary Stock.........................................................     28
         3.8   Transactions with Affiliates...................................................................     28
         3.9   Conduct of Business............................................................................     29
         3.10  Changes Relating to Indebtedness...............................................................     29
         3.11  Fiscal Year....................................................................................     29
         3.12  Press Release; Public Offering Materials.......................................................     29
         3.13  Subsidiaries...................................................................................     29
         3.14  Bank Accounts..................................................................................     29
         3.15  Earn-Out.......................................................................................     29

SECTION 4 FINANCIAL COVENANTS/REPORTING.......................................................................     30
         4.1   Capital Expenditure Limits.....................................................................     30
         4.2   [Intentionally Omitted.].......................................................................     30
         4.3   EBITDA.........................................................................................     30

         4.4   Fixed Charge Coverage..........................................................................     31
         4.5   Total Interest Coverage........................................................................     32
         4.6   Senior Indebtedness to Adjusted EBITDA Ratio...................................................     32
         4.7   Indebtedness to Adjusted EBITDA Ratio..........................................................     33
         4.8   Financial Statements and Other Reports.........................................................     33
         4.9   Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.............     37

SECTION 5 REPRESENTATIONS AND WARRANTIES......................................................................     37
         5.1   Disclosure.....................................................................................     37
         5.2   No Material Adverse Effect.....................................................................     37
         5.3   No Default.....................................................................................     38
         5.4   Organization, Powers, Capitalization and Good Standing.........................................     38
         5.5   Financial Statements and Projections...........................................................     39
         5.6   Intellectual Property..........................................................................     39
         5.7   Investigations, Audits, Etc....................................................................     40
         5.8   Employee Matters...............................................................................     40
         5.9   Solvency.......................................................................................     40
         5.10  Year 2000......................................................................................     40
         5.11  Use of Proceeds; Margin Regulations............................................................     41
         5.12  Purchase Agreement and Subordinated Loan Agreement.............................................     41
         5.13  Dormant Foreign Subsidiaries...................................................................     41

SECTION 6 DEFAULT, RIGHTS AND REMEDIES........................................................................     41
         6.1   Event of Default...............................................................................     41
         6.2   Suspension of Commitments......................................................................     45
         6.3   Acceleration...................................................................................     45
         6.4   Performance by Agent...........................................................................     45

SECTION 7 CONDITIONS TO LOANS.................................................................................     46
         7.1   Conditions to Initial Loans....................................................................     46
         7.2   Conditions to All Loans........................................................................     46

SECTION 8 ASSIGNMENT AND PARTICIPATION........................................................................     47
         8.1   Assignments and Participations in Loans and Notes..............................................     47
         8.2   Agent..........................................................................................     48
         8.3   Amendments, Consents and Waivers for Certain Actions...........................................     53
         8.4   Set Off and Sharing of Payments................................................................     53
         8.5   Disbursement of Funds..........................................................................     54
         8.6   Disbursements of Advances; Payment.............................................................     54

SECTION 9 MISCELLANEOUS.......................................................................................     57
         9.1   Indemnities....................................................................................     57
         9.2   Amendments and Waivers.........................................................................     57
         9.3   Notices........................................................................................     58

         9.4   Failure or Indulgence Not Waiver; Remedies Cumulative..........................................     59
         9.5   Marshalling; Payments Set Aside................................................................     60
         9.6   Severability...................................................................................     60
         9.7   Lenders' Obligations Several; Independent Nature of Lenders' Rights............................     60
         9.8   Headings.......................................................................................     60
         9.9   Applicable Law.................................................................................     60
         9.10  Successors and Assigns.........................................................................     60
         9.11  No Fiduciary Relationship......................................................................     60
         9.12  Construction...................................................................................     61
         9.13  Confidentiality................................................................................     61
         9.14  CONSENT TO JURISDICTION........................................................................     61
         9.15  WAIVER OF JURY TRIAL...........................................................................     61
         9.16  Survival of Warranties and Certain Agreements..................................................     61
         9.17  Entire Agreement...............................................................................     62
         9.18  Counterparts; Effectiveness....................................................................     62
         9.19  Joint and Several Liability of Borrowers.......................................................     62

SECTION 10 DEFINITIONS........................................................................................     63
         10.1  Certain Defined Terms..........................................................................     63
         10.2  Other Definitional Provisions..................................................................     71

                            INDEX OF DEFINED TERMS


         Defined Term                                Defined in Section

         Acquisition                                        (S)10.1
         Affiliate                                          (S)10.1
         Agent                                              (S)10.1
         Agreement                                          (S)10.1
         Asset Disposition                                  (S)10.1
         Bankruptcy Code                                    (S)10.1
         Base Rate                                          (S)1.2(A)
         Base Rate Loans                                    (S)1.2(A)
         Borrower                                           Preamble &(S)10.1
         Borrowing Base                                     (S)1.1(B)(1)
         Borrowing Base Certificate                         (S)1.1(B)(1)
         Business Day                                       (S)10.1
         Capitalization/Acquisition Documents               (S)10.1
         Closing Date                                       (S)10.1
         Collateral                                         (S)10.1
         Company                                            1st Recital
         Contingent Obligation                              (S)3.4
         Contractual Obligation                             (S)2.1
         Default                                            (S)10.1
         Domestic Subsidiary                                (S)10.1
         Earn-Out Reserve                                   (S)10.1
         Event of Default                                   (S)6.1
         Expiry Date                                        (S)10.1
         Foreign Subsidiary                                 (S)10.1
         Funding Date                                       (S)7.2
         GAAP                                               (S)10.1
         Heller                                             Preamble
         Indebtedness                                       (S)10.1
         Interest Period                                    (S)1.2(A)
         IRC                                                (S)10.1
         Lender(s)                                          (S)10.1
         Assignment and Acceptance Agreement(S)10.1
         Lender Letter of Credit                            (S)1.1(C)
         LIBOR                                              (S)1.2(A)
         LIBOR Breakage Fee                                 (S)1.3(C)
         LIBOR Loans                                        (S)1.2(A)
         Lien                                               (S)10.1
         Loan(s)                                            (S)10.1

         Loan Documents                                     (S)10.1
         Loan Party                                         (S)10.1
         Macro Earn-Out                                     (S)10.1
         Material Adverse Effect                            (S)10.1
         Maximum Revolving Loan Balance                     (S)1.1(B)(1)
         Net Proceeds                                       (S)10.1
         Note(s)                                            (S)10.1
         Obligations                                        (S)10.1
         Permitted Encumbrances                             (S)3.2(A)
         Person                                             (S)10.1
         Pro Forma                                          (S)10.1
         Pro Rata Share                                     (S)10.1
         Projections                                        (S)10.1
         ProTel Earn-Out                                    (S)10.1
         Purchase Agreement                                 1st Recital
         Related Transactions                               (S)10.1
         Related Transactions Documents                     (S)10.1
         Requisite Lenders                                  (S)10.1
         Restricted Junior Payment                          (S)1.5
         Revolving Loan Commitment                          (S)1.1(B)
         Revolving Loans                                    (S)1.1(B)(1)
         Risk Participation Agreement                       (S)1.1(C)
         Risk Participation Liability                       (S)10.1
         Scheduled Installments                             (S)1.1(A)
         Security Documents                                 (S)10.1
         Seller                                             1st Recital
         Senior Indebtedness                                (S)4.6
         Subordinated Loan Agreement                        (S)10.1
         Subordinated Note                                  (S)10.1
         Subsidiary                                         (S)10.1
         Term Loan                                          (S)1.1(A)
         Total Adjusted Indebtedness                        (S)1.2
         Total Indebtedness                                 (S)4.7

                               CREDIT AGREEMENT
                               ----------------

          This CREDIT AGREEMENT is dated as of May __, 1999 and entered into by and among OPINION RESEARCH CORPORATION, a Delaware corporation ("Parent"), with its principal place of business at 23 Orchard Road, Skillman, New Jersey 08558, ORC INC., a Delaware corporation and a wholly owned subsidiary of Parent with its principal place of business at Suite 1704, 300 Delaware Avenue, Wilmington, Delaware 19899 ("ORC") (ORC and Parent are sometimes referred to individually as a "Borrower" and together as the "Borrowers"), HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity "Heller"), with offices at 500 West Monroe Street, Chicago, Illinois 60661, as a Lender (as hereinafter defined in Section 10), and as agent for all Lenders, and such financial institutions who are or hereafter become parties to this Agreement as Lenders.


                               R E C I T A L S:
                               - - - - - - - -

          WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of April ____, 1999, by and among the entities and individuals identified therein as "Stockholders" (collectively, the "Seller") and Parent (the "Purchase Agreement"), Parent has agreed to acquire all of the outstanding shares of capital stock of Macro International Inc., a Delaware corporation (the "Company") (the "Macro Acquisition"); and

          WHEREAS, upon completion of the Macro Acquisition, Company will be a Subsidiary of Parent with Parent owning at least 99.7% of the issued and outstanding capital stock of Company; and

          WHEREAS, Parent and its Subsidiaries (as hereinafter defined in Section 10) desire that Lenders extend a certain term credit facility and revolving credit facility to Borrowers to fund the Macro Acquisition, to fund the repayment of certain indebtedness of Borrowers, to provide working capital financing for Parent and its Subsidiaries and to provide funds for other general corporate purposes of Parent and its Subsidiaries; and

          WHEREAS, Borrowers desire to secure all of their Obligations (as hereinafter defined in Section 10) under the Loan Documents (as hereinafter defined in Section 10) by pledging to Agent, for the benefit of Agent and Lenders, all the capital stock of their Domestic Subsidiaries (as hereinafter defined in Section 10) and sixty-five percent (65%) of the capital stock of their Foreign Subsidiaries (as hereinafter defined in Section 10) and by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of their personal and real property; and

          WHEREAS, each of Parent's Domestic Subsidiaries (other than ORC) is willing to guaranty all of the Obligations of Borrowers to Lenders under the Loan Documents and to grant to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of its personal and real property;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Agent agree as follows:


                                   SECTION 1

                          AMOUNTS AND TERMS OF LOANS

          1.1  Loans.  Subject to the terms and conditions of this Agreement
               -----
and in reliance upon the representations and warranties of Borrowers contained herein:

          (A)  Term Loan.  Each Lender agrees, severally and not jointly, to
               ---------
lend to Borrowers in one draw, on the Closing Date, its Pro Rata Share of the aggregate amount of $30,000,000 (the "Term Loan"). Borrowers shall repay the Term Loan through periodic payments on the dates and in the amounts indicated below ("Scheduled Installments"). Amounts borrowed under this subsection 1.1(A) and repaid may not be reborrowed.


                 Date                  Scheduled Installment
                 ----                  ---------------------
          September 30, 1999               $  500,000
          December 31, 1999                   500,000

          March 31, 2000                      500,000
          June 30, 2000                       500,000
          September 30, 2000                  500,000
          December 31, 2000                   500,000

          March 31, 2001                      750,000
          June 30, 2001                       750,000
          September 30, 2001                  750,000
          December 31, 2001                   750,000

          March 31, 2002                    1,125,000
          June 30, 2002                     1,125,000
          September 30, 2002                1,125,000
          December 31, 2002                 1,125,000

          March 31, 2003                    1,500,000
          June 30, 2003                     1,500,000
          September 30, 2003                1,500,000
          December 31, 2003                 1,500,000

          March 31, 2004                    2,125,000
          June 30, 2004                     2,125,000
          September 30, 2004                2,125,000
          December 31, 2004                 2,125,000

          March 31, 2005                    2,500,000
          May 31, 2005                      2,500,000

          (B)  Revolving Loans.  (1) Each Lender agrees, severally and not
               ---------------
jointly, to lend to Borrowers from the Closing Date to the Expiry Date its Pro Rata Share of the loans requested by Parent, on behalf of Borrowers, to be made by Lenders under this subsection 1.1(B), up to an aggregate maximum for all Lenders of $20,000,000 (as the same may be reduced from time to time hereunder, the "Revolving Loan Commitment"). Advances or amounts outstanding under the Revolving Loan Commitment will be called "Revolving Loans". Revolving Loans may be repaid and reborrowed. The Revolving Loans shall be repaid in full on the
Expiry Date.   The "Maximum Revolving Loan Balance" will be the lesser of (a)
the "Borrowing Base" (as calculated on Exhibit 4.8(E), the "Borrowing Base Certificate") less the sum of (i) outstanding Risk Participation Liability, plus
              ----                                                          ----
(ii) the Earn-Out Reserve, plus (iii) until the earlier to occur of final
                           ----
payment of the Macro Earn-Out and ProTel Earn-Out and the date on which it is determined that no further obligation exists in respect of the Macro Earn-Out and ProTel Earn-Out, $1,000,000 (the amount computed pursuant to this clause (a) is referred to herein as "Borrowing Base Availability") or (b) the Revolving Loan Commitment less the sum of (i) outstanding Risk Participation Liability,
                ----
plus (ii) the Earn-Out Reserve, plus (iii) until the earlier to occur of final
----                            ----
payment of the Macro Earn-Out and ProTel Earn-Out and the date on which it is determined that no further obligation exists in respect of the Macro Earn-Out and ProTel Earn-Out, $1,000,000. If at any time the outstanding Revolving Loans exceed the Maximum Revolving Loan Balance (as it may be deemed increased from time to time pursuant to subsection 1.1(B)(2)), Lenders shall not be obligated to make Revolving Loans and issue Lender Letters of Credit and Risk Participation Agreements, and Revolving Loans must be repaid immediately in an amount sufficient to eliminate any excess. Revolving Loans may be requested in any amount with one (1) Business Day prior notice required for amounts equal to or greater than $5,000,000. For amounts less than $5,000,000, written or telephonic notice must be provided by noon Chicago time on the day on which the Loan is to be made. All LIBOR Loans require three (3) Business Day's notice. All Loans requested telephonically must be confirmed in writing within one (1) Business Day. Neither Agent nor any Lender shall incur any liability to Borrowers for acting upon any telephonic notice that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrowers.

               (2) If Parent requests that Lenders make, or permit to remain outstanding, Revolving Loans in an aggregate amount in excess of Borrowing Base Availability, Lenders having sixty-six and two-thirds percent (66-2/3%) or more of the Revolving Loan Commitment may in their discretion elect to cause all Lenders having a Revolving Loan Commitment to make, or permit to remain outstanding, such excess Revolving Loans (such Revolving Loans in excess of Borrowing Base Availability being referred to as "Overadvance Revolving Loans"), provided, however, that such
                                               --------  -------
Lenders may not cause all Lenders having a Revolving Loan Commitment to make, or permit to remain outstanding, (a) Revolving Loans in excess of the Revolving Loan Commitment less outstanding Risk Participation Liability or (b) Overadvance Revolving Loans in excess of $2,000,000. If Overadvance Revolving Loans are made, or permitted to remain outstanding, pursuant to the preceding sentence, then (a) the Maximum Revolving Loan Balance shall be deemed increased by the amount of such permitted Overadvance Revolving Loans, but only for so long as Lenders having sixty-six and two-thirds percent (66-2/3%) or more of the Revolving Loan Commitment allow such Overadvance Revolving Loans to be outstanding and for five (5) Business Days after notice by Agent to Parent that such Lenders have terminated such allowance and (b) all Lenders that have committed to make Revolving Loans shall be bound to make, or permit to remain outstanding, such Overadvance Revolving Loans based upon their Pro Rata Shares in accordance with the terms of this Agreement. Notwithstanding the foregoing, if Overadvance Revolving Loans remain outstanding for more than ninety (90) days during any 180-day period, Revolving Loans must be repaid immediately in an amount sufficient to eliminate all of such Overadvance Revolving Loans.

               (3) Borrowers shall have the right to permanently reduce the Revolving Loan Commitment on not less than five (5) Business Days prior written notice to Agent and Lenders provided (a) each reduction shall be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof, (b) after giving effect to any such reduction, the Maximum Revolving Loan Balance exceeds outstanding Revolving Loans by not less than $2,000,000 and (c) no more than 3 reductions shall be permitted.

          (C)  Letters of Credit and Risk Participation Agreements.  The
               ---------------------------------------------------
Revolving Loan Commitment may, in addition to advances under the Revolving Loan, be utilized, upon the request of Parent, on behalf of Borrowers, for (i) the issuance of standby letters of credit for the account of a Borrower or its Subsidiaries by Agent (each such letter of credit, a "Lender Letter of Credit") or (ii) the issuance by Agent of risk participation agreements (each such agreement, a "Risk Participation Agreement") to confirm payment to banks which issue letters of credit for the account of a Borrower or its Subsidiaries.

               (1)  Maximum Amount.  The aggregate amount of Risk Participation
                    --------------
Liability with respect to all Lender Letters of Credit and Risk Participation Agreements outstanding for the account of Borrowers at any time shall not exceed $1,000,000.

               (2)  Reimbursement.  Borrowers shall be irrevocably and
                    -------------
unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Agent for any amounts paid by Agent with respect to a Lender Letter of Credit or a Risk Participation Agreement issued for the account of Borrowers, including all fees, costs and expenses paid by Agent to any bank that issues letters of credit. Borrowers hereby authorize and direct Agent, at Agent's option, to make a Revolving Loan in the amount of any payment made by Agent with respect to any Lender Letter of Credit or any Risk Participation Agreement. All amounts paid by Agent with respect to any Lender Letter of Credit or Risk Participation Agreement that are not immediately repaid by Borrowers with the proceeds of a Revolving Loan or otherwise shall bear interest at the interest rate applicable to Revolving Loans calculated using the Base Rate. Each Lender agrees to fund its Pro Rata Share of any Revolving Loan made pursuant to this subsection 1.1(C)(2). If no such Revolving Loan is made, each Lender agrees to purchase, and shall be deemed to have purchased, a participation in such Lender Letter of Credit or Risk Participation Agreement, as the case may be, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Lender Letter of Credit or Risk Participation Agreement, as the case may be, and each Lender agrees to pay to Agent such Lender's Pro Rata Share of any payments made by Agent under such Lender Letter of Credit and Risk Participation Agreement. The obligation of each Lender to deliver to Agent an amount equal to its respective Pro Rata Share pursuant to the preceding two (2) sentences shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in subsection 7.2. If any Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by Agent in respect of such Lender Letter of Credit or Risk Participation Agreement as provided in this subsection 1.1(C)(2), Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.

               (3)  Conditions of Issuance of Letters of Credit or Risk
                    ---------------------------------------------------
Participation Agreements. In addition to all other terms and conditions set
------------------------
forth in this Agreement, the issuance by Agent of any Lender Letter of Credit or Risk Participation Agreement shall be subject to the conditions precedent that the Lender Letter of Credit, the Risk Participation Agreement or the letter of credit for which Parent requests a Risk Participation Agreement shall support a transaction entered into in the ordinary course of Borrowers' business and shall be in such form, be for such amount, and contain such terms and conditions as are reasonably satisfactory to Agent. The expiration date of each Lender Letter of Credit and each letter of credit to be issued under a Risk Participation Agreement shall be on a date which is the earlier of (a) one year from its date of issuance, or (b) the thirtieth (30th) day before the date set forth in clause
(c) of the definition of the term Expiry Date. Each Risk Participation Agreement shall provide that the agreement terminates and all demand or claims for payment must be presented by a date certain, which date will be at least thirty (30) days before the date set forth in clause (c) of the definition of the term Expiry Date.

               (4)  Request for Lender Letters of Credit or Risk Participation
                    ----------------------------------------------------------
Agreements.  Parent shall give Agent at least three (3) Business Days prior
----------
notice specifying the date a Lender Letter of Credit is requested to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. Upon Parent's request, Agent shall use reasonable efforts to arrange Risk Participation Agreements. After the issuance of a Risk Participation Agreement in favor of a bank that will issue letters of credit on behalf of a Borrower or one of its Subsidiaries, Parent shall give Agent at least two (2) Business Days prior written notice specifying the date a letter of credit is to be issued under a Risk Participation Agreement, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. Any notice described in this paragraph shall be accompanied by the form of the Lender Letter of Credit or the letter of credit to which such Risk Participation Agreement relates.

          (D)  Notes.  Each Borrower shall execute and deliver to each Lender
               -----
(i) a Note to evidence the Revolving Loans, such Note to be in the principal amount of such Lender's Pro Rata Share of the Revolving Loan Commitment and (ii) a Note to evidence the Term Loan, such Note to be in the principal amount of such Lender's Pro Rata Share of the Term Loan. In the event of an assignment under subsection 8.1, Borrowers shall, upon surrender of the assigning Lender's Notes, issue new Notes to reflect the interests of the assigning Lender and the Person to which interests are to be assigned.

          (E)  Funding Authorization.  The proceeds of all Loans made pursuant
               ---------------------
to this Agreement subsequent to the Closing Date are to be funded by wire transfer to the following account of Parent:

          Bank:               The Chase Manhattan Bank
          ABA No.:            021000021
          Bank Address:       36 E. Midland, Paramus, NJ 07562
          Account No.:        777370093
          Reference:          Opinion Research Corporation

Parent shall provide Agent with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

          (F)  Parent as Agent.  (1) The Borrowers maintain an integrated cash
               ---------------
management system reflecting their interdependence on one another and the mutual benefits shared among them as a result of their respective operations. In order to efficiently fund and operate their respective businesses and minimize the number of borrowings which they will make under this Agreement and thereby reduce the administrative costs and record keeping required in connection therewith, including the necessity to enter into and maintain separately identified and monitored borrowing facilities, the Borrowers have requested, and the Agent and the Lenders have agreed that, subject to subsection 9.19, (i) all Loans will be advanced to and for the account of the Borrowers on a joint and several basis to the account identified in subsection 1.1(E) and (ii) all Letters of Credit and Risk Participation Agreements will be issued pursuant to requests executed by Parent on behalf of and for the account of Borrowers. Each Borrower hereby acknowledges that it will be receiving a direct benefit from each Loan made and each Letter of Credit issued pursuant to this Agreement.

          (2) Each Borrower hereby designates, appoints, authorizes and empowers Parent as its agent to act as specified in subsections 1.1 and 1.2 of this Agreement and each of the other Loan Documents and Parent hereby acknowledges such designation, authorization and empowerment, and accepts such appointment. Each Borrower hereby irrevocably authorizes and directs Parent to take such action on its behalf under the respective provisions of this Agreement and the other Loan Documents, and any other instruments, documents and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Parent by the respective terms and provisions hereof and thereof, and such other powers as are reasonably incidental thereto, including, without limitation, to take the following actions for and on such Borrower's behalf:

               (i) to submit on behalf of each Borrower notices of borrowing (and LIBOR Loan Requests) to Agent in accordance with the provisions of this Agreement; and

               (ii) to receive on behalf of each Borrower the proceeds of the Loans in accordance with the provisions of this Agreement, such proceeds to be disbursed to or for the account of the applicable Borrower as soon as practicable after its receipt thereof;

               (iii) to submit on behalf of each Borrower requests for the issuance of Letters of Credit and Risk Participation Agreements in accordance with the provisions of this Agreement, each such requests for the issuance of a Letter of Credit to be submitted by Parent as soon as practicable after its receipt o a request to do so from any Borrower; and

               (iv) to submit on behalf of each Borrower, Borrowing Base Certificates, Compliance Certificates, Excess Cash Flow Certificates, and all other certificates, notices and other communications given or required to be given, hereunder.

Parent is further authorized and directed by each of the Borrowers to take all such actions on behalf of such Borrower necessary to exercise the specific power granted in clauses (i) through (iv) above and to perform such other duties hereunder and under the other Loan Documents, and deliver such documents as delegated to or required of Parent by the terms hereof or thereof.

          (3) The administration by Agent and Lenders of the respective credit facilities under this Agreement as a co-borrowing facility with a borrowing agent in the manner set forth herein is solely as an accommodation to Borrowers and at their request and neither Agent nor any Lender shall incur any liability to any of the Borrowers as a result thereof.

          1.2  Interest and Related Fees.
               -------------------------

          (A)  Interest.  From the date the Loans are made and the date the
               --------
other Obligations become due, depending upon Parent's election from time to time, as permitted herein, to have portions of the Loans accrue interest determined by reference to the Base Rate ("Base Rate Loans") or the LIBOR ("LIBOR Loans"), the Loans and the other Obligations shall bear interest at the applicable rates set forth below:

          (1)  If a LIBOR Loan, then at the sum of the LIBOR plus the LIBOR
                                                             ----
Margin.

          (2)  In all other cases, then at the sum of the Base Rate plus the
                                                                    ----
               Base Rate Margin.

          "Base Rate" means a variable rate of interest per annum equal to the rate of interest from time to time published by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate. Base Rate also includes rates published in any successor publications of the Federal Reserve System reporting the Bank prime loan rate or its equivalent. The statistical release generally sets forth a Bank prime loan rate for each business day. The applicable Bank prime loan rate for any date not set forth shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank prime loan rate or equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate as determined by Agent announced from time to time by any of Bankers Trust Company, The Chase Manhattan Bank or Citibank, N.A. (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank).

          "Base Rate Margin" shall mean (i) as of the Closing Date, 1.25% per annum, and (ii) thereafter, as of April 1, July 1, October 1 and January 1 of each year (each, an "Adjustment Date"), commencing on January 1, 2000, the Base Rate Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table below opposite the Total Adjusted Indebtedness to Adjusted EBITDA Ratio calculated for the trailing twelve month period ending on the last day of the most recently completed calendar quarter prior to the applicable Adjustment Date (each such period, a "Calculation Period").

          "LIBOR" means, for each Interest Period, a rate equal to: (a) the offered rate for deposits in U.S. dollars in the London interbank market for the relevant Interest Period which is published by the British Bankers' Association and currently appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, that
                                                      --------  -------
if, for any reason, such a rate is not published by the British Bankers' Association on Telerate or any other source available to Agent, LIBOR shall be equal to a rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which Agent determines that U.S. dollars in an amount comparable to the amount of the applicable Loans are being offered to prime banks at approximately 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by Agent; divided by (b) a number equal to 1.0 minus the aggregate (but without
       ------- --                           -----
duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%).

          "LIBOR Margin" shall mean (i) as of the Closing Date, 2.75% per annum, and (ii) thereafter, as of each Adjustment Date, commencing on January 1, 2000, the LIBOR Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table below opposite the Total Adjusted Indebtedness to Adjusted EBITDA Ratio calculated for the applicable Calculation Period.

          "Total Adjusted Indebtedness to Adjusted EBITDA Ratio" means, for any Calculation Period, the ratio of (i) the sum of (a) the average daily principal balance of the Revolving Loans for the one month period ending on the last day of the month for which the Compliance Certificate most recently delivered pursuant to subsection 4.8(C) was prepared, plus (b) the outstanding principal
                                            ----
balance of the Term Loan as of the last day of such month, plus (c) all other
                                                           ----
Indebtedness of the Parent and its Subsidiaries on a consolidated basis as of the last day of such month, minus (d) to the extent included in clause (c),
                            -----
Indebtedness in respect of the Macro Earn-Out and ProTel Earn-Out, to (ii) Adjusted EBITDA (calculated as illustrated on Exhibit 4.8(C)) for the twelve
(12) month period ending on the last day of such month.

                                 PRICING TABLE
                                 -------------

==============================================================================================
  Total Adjusted                                       Base Rate Margin        LIBOR Margin
  Indebtedness
  to Adjusted
  EBITDA Ratio
----------------------------------------------------------------------------------------------
greater than or equal to 3.75                               1.50%                3.00%
----------------------------------------------------------------------------------------------
less than 3.75 but greater than or equal to 3.25            1.25%                2.75%
----------------------------------------------------------------------------------------------
less than 3.25                                              1.00%                2.50%
----------------------------------------------------------------------------------------------

==============================================================================================


          If Borrowers shall fail to deliver a Compliance Certificate by the date required pursuant to subsection 4.8(C), effective as of the tenth Business Day following the date on which such Compliance Certificate was due, each applicable Base Rate Margin and each applicable LIBOR Margin shall be conclusively presumed to equal the highest applicable Base Rate Margin and the highest applicable LIBOR Margin specified in the pricing table set forth above until the date of delivery of the Compliance Certificate.

          Each LIBOR Loan may be obtained for a one, two, three or six month period (each being an "Interest Period"). With respect to all LIBOR Loans: (a) the Interest Period will commence on the date that the LIBOR Loan is made or the date on which a Base Rate Loan is converted into a LIBOR Loan, as applicable, or in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires, (b) if the Interest Period expires on a day that is not a Business Day, then it will expire on the next Business Day, (c) no Interest Period for Revolving Loans shall extend beyond the date set forth in clause (c) of the definition of the term "Expiry Date" and (d) no Interest Period for any portion of the Term Loan shall extend beyond the date of the final Scheduled Installment thereof.

          If the introduction of or the interpretation of (in each case, made after the date hereof) any law, rule, or regulation would increase the reserve requirement or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then Agent, on behalf of all affected Lenders, shall submit a certificate to Borrowers demonstrating the calculation of the increased cost and requiring payment thereof to Agent for the benefit of the affected Lenders within ten days after the date of the certificate. There are no limitations on the number of times such certificate may be submitted.

          (B)  Commitment Fee. From the Closing Date, Borrowers shall pay Agent,
               --------------
for the benefit of all Lenders committed to make Revolving Loans (based upon their respective Pro Rata Shares), a fee in an amount equal to (1) (a) the Revolving Loan Commitment less (b) the sum of (i) the average daily balance of
                          ----
the Revolving Loans plus (ii) the average daily aggregate amount of outstanding
                    ----
Risk Participation Liability, in each case during the preceding month, multiplied by (2) one-half of one percent (0.50%) per annum. Such fee is to be
---------- --
paid monthly in arrears on the first day of each month.

          (C)  Risk Participation Fee.  From the Closing Date, Borrowers shall
               ----------------------
pay Agent, for the benefit of all Lenders committed to make Revolving Loans (based upon their respective Pro Rata Shares), a fee for each Lender Letter of Credit and each Risk Participation Agreement from the date of issuance to the date of termination equal to the average daily aggregate amount of outstanding Risk Participation Liability multiplied by a percent per annum equal to the
                             ---------- --
LIBOR Margin in effect on the date such fee is due and payable. Such fee is to be paid monthly in arrears on the first day of each month. Borrowers shall also reimburse Agent for any and all fees and expenses paid by Agent to the issuer of any letter of credit that is supported by a Risk Participation Agreement.

          (D)  Computation of Interest and Related Fees.  Interest on all Loans
               ----------------------------------------
and all other Obligations and any fees set forth in this subsection 1.2 shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues. The date of funding a Base Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of a Base Rate Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) days' interest shall be charged. Interest on all Base Rate Loans is payable in arrears on the first day of each month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of the applicable Interest Period, unless the Interest Period is greater than three (3) months, in which case interest will be payable on the last day of each three (3) month interval. In addition, interest on LIBOR Loans is due on the maturity of such Loans, whether by acceleration or otherwise.

          (E)  Default Rate of Interest.  At the election of Agent or Requisite
               ------------------------
Lenders, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at a rate that is two percent (2.0%) in excess of the rates otherwise payable under this Agreement. Furthermore, during any period in which any Event of Default is continuing, as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted at Agent's discretion into Base Rate Loans and the LIBOR election will not be available to Borrowers until all Events of Default are cured or waived.

          (F)  Excess Interest.  Under no circumstances will the rate of
               ---------------
interest chargeable be in excess of the maximum amount permitted by law. If excess interest is charged and paid in error, then the excess amount will be promptly refunded.

          (G)  LIBOR Rate Election.  All Loans made on the Closing Date shall be
               -------------------
Base Rate Loans and remain so until the earlier of ten (10) days after the Closing Date or completion of the primary syndication of the credit facilities. If the primary syndication of the credit facilities is not complete by the tenth day after the Closing Date, then Parent, on behalf of Borrowers, may not select an Interest Period for a LIBOR Loan which is longer than one month prior to the earlier of ninety (90) days after the Closing Date or the date Agent notifies Borrowers, that it has completed such primary syndication. Thereafter, Parent, on behalf of Borrowers may request that Revolving Loans to be made be LIBOR Loans, that outstanding portions of Revolving Loans and the Term Loan be converted to LIBOR Loans and that all or any portion of a LIBOR Loan be continued as a LIBOR Loan upon expiration of the applicable Interest Period. Any such request will be made by Parent submitting a LIBOR Loan request in the form of Exhibit 1.2(G). Once given, a LIBOR Loan request shall be irrevocable and Borrowers shall be bound thereby. Upon the expiration of an Interest Period, in the absence of a new LIBOR Loan request submitted to Agent not less than three
(3) Business Days prior to the end of such Interest Period, the LIBOR Loan then maturing shall be automatically converted to a Base Rate Loan. There may be no more than six (6) LIBOR Loans outstanding at any one time. Loans which are not the subject of a LIBOR Loan request shall be Base Rate Loans. Agent will notify Lenders, by telephonic or facsimile notice, of each LIBOR Loan request received by Agent not less than two (2) Business Days prior to the first day of the Interest Period of the LIBOR Loan requested thereby.

          1.3  Other Fees and Expenses.
               -----------------------

          (A)  Certain Fees.  Borrowers shall pay to Heller, individually, the
               ------------
fees in the amounts and at the times specified in that certain letter agreement dated the date of this Agreement among Borrowers and Heller.

          (B)  LIBOR Breakage Fee.  Upon (i) any default by Borrowers in making
               ------------------
any borrowing of, conversion into or continuation of any LIBOR Loan following delivery to Agent of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrowers shall pay Agent, for the benefit of all Lenders, an amount (the "LIBOR Breakage Fee") equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss (including interest paid) in connection with the re-employment of such funds) that any Lender may sustain as a result of such default or such payment. For purposes of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.

          (C)  Expenses and Attorneys Fees.  Borrowers agree to promptly pay all
               ---------------------------
reasonable out-of-pocket fees, costs and expenses (including those of attorneys) incurred by Agent in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration of the Loan Documents including any amendments, modifications and waivers. Borrowers agree to promptly pay all fees, costs and expenses incurred by Agent and Lenders in connection with any action to enforce any Loan Document or to collect any payments due from Borrowers or any other Loan Party. All fees, costs and expenses for which a Borrower is responsible under this subsection 1.3(C) shall be deemed part of the Obligations when incurred, payable in accordance with the final two sentences of subsection 1.4 and secured by the Collateral.

          1.4  Payments.  All payments by Borrowers of the Obligations shall
               --------
be made in same day funds and delivered to Agent, for the benefit of Agent and Lenders, as applicable, by wire transfer to the following account or such other place as Agent may from time to time designate.

                         ABA No. 0710-0001-3
                         Account Number 55-00540
                         The First National Bank of Chicago
                         One First National Plaza
                         Chicago, IL 60670
                         Reference:  Heller Corporate Finance Group
                                     for the benefit of Opinion Research

Borrowers shall receive credit on the day of receipt for funds received by Agent by 1:00 p.m. Chicago time. In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

          Each Borrower hereby authorizes Lenders to make Revolving Loans, on the basis of their Pro Rata Shares, for the payment of Scheduled Installments, interest, commitment fees, Risk Participation Liability fees, LIBOR Breakage Fees and Risk Participation Liability payments. Prior to an Event of Default, other fees, costs and expenses (including those of attorneys) reimbursable to Agent pursuant to subsections 1.3(A) and (C) or elsewhere in any Loan Document may be debited to the Revolving Loan after fifteen (15) days notice. After the occurrence of an Event of Default, no notice will be required.

          1.5  Prepayments.
               -----------

          (A)  Voluntary Prepayment of Term Loan.  At any time, Borrowers may
               ---------------------------------
prepay the Term Loan, in whole or in part, but with LIBOR Breakage Fees, if applicable. The payments shall be applied in accordance with subsection 1.5(E) or as otherwise may be agreed by Requisite Lenders.

          (B)  Prepayments from Excess Cash Flow.  Within one hundred (100) days
               ---------------------------------
after the end of each of its fiscal years, Borrowers shall prepay the Loans in an amount equal to fifty percent (50%) of the Excess Cash Flow for such fiscal year determined pursuant to the calculation on Exhibit 1.5(B). The calculation shall be based on the audited financial statements for Parent and its Subsidiaries. The payments shall be applied in accordance with subsection 1.5(E).

          (C)  Prepayments from Asset Dispositions.  Immediately upon receipt of
               -----------------------------------
the Net Proceeds in excess of $250,000 for any single transaction or series of transactions, Borrowers shall repay the outstanding principal balance of the Revolving Loan by the amount of any reduction in the Borrowing Base attributable to the Asset Disposition giving rise to such Net Proceeds. Parent or any Subsidiary may reinvest all remaining Net Proceeds of such Asset Disposition (including insurance proceeds payable on account of a casualty), within one hundred eighty (180) days, in productive replacement fixed assets of a kind then used or usable in the business of Parent and its Subsidiaries. If Borrowers do not intend to so reinvest such Net Proceeds or if the period set forth in the immediately preceding sentence expires without Parent or its Subsidiaries having reinvested such Net Proceeds, Borrowers shall prepay the Term Loan in an amount equal to the remaining Net Proceeds of such Asset Disposition. The payments shall be applied in accordance with subsection 1.5(E).

          (D)  Prepayment from Issuance of Securities.  Immediately upon the
               --------------------------------------
receipt by Parent or any of its Subsidiaries of the proceeds of the issuance of equity securities (other than (1) proceeds of the issuance of equity securities received on or before the Closing Date, (2) proceeds from the issuance of equity securities to members of the management of Parent and (3) proceeds of the issuance of equity securities to Parent or any Subsidiary of Parent), Borrowers shall prepay the Loans in an amount equal to such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith. The payments shall be applied in accordance with subsection 1.5(E).

          (E)  Application of Proceeds.  With respect to the prepayments
               -----------------------
described in subsections 1.5(A), 1.5(B), 1.5(C) (other than any amount applied to the Revolving Loans as a result of the reduction of the Borrowing Base as specified therein) and 1.5(D), such prepayments shall first be applied in payment of the Term Loan pro rata against all remaining Scheduled Installments and, at any time after the Term Loan shall have been prepaid in full, such prepayments shall be applied to reduce the outstanding principal balance of the Revolving Loans. Considering each type of Loan being prepaid separately, in the absence of an Event of Default, any such prepayment shall be applied first to Base Rate Loans of the type required to be prepaid before application to LIBOR Loans of the type required to be prepaid, in each case in a manner which minimizes the amount of any payment required to be made by Borrowers pursuant to subsection 1.3(B).

          1.6  Maturity.  All of the Obligations shall become due and payable
               --------
as otherwise set forth herein, but in any event, all of the remaining Obligations shall become due and payable on the date set forth in clause (c) of the definition of the term "Expiry Date." Until all Obligations have been fully paid and satisfied, the Revolving Loan Commitment has been terminated and all Lender Letters of Credit and Risk Participation Agreements have been terminated, Agent, for the benefit of Agent and Lenders, shall be entitled to retain the security interests in the Collateral granted under the Security Documents and the ability to exercise all rights and remedies available to them under the Loan Documents and applicable laws.

          1.7  Loan Accounts.  Agent will maintain loan account records for
               -------------
(a) all Loans, interest charges and payments thereof, (b) all Risk Participation Liability, (c) the charging and payment of all fees, costs and expenses and (d) all other debits and credits pursuant to this Agreement. The balance in the loan accounts shall be presumptive evidence of the amounts due and owing to Lenders, provided that any failure by Agent to so record shall not limit or
         --------
affect the Borrowers' obligation to pay. Within five (5) days of the first of each month, Agent shall provide a statement for each loan account setting forth the principal of each account and interest due thereon. Borrowers must deliver a written objection within sixty (60) days after receipt of the statement or the statement will be presumptive evidence of the Obligations absent manifest error. During the continuance of an Event of Default, each Borrower irrevocably waives the right to direct the application of any and all payments and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply and reapply payments in any manner it deems appropriate.

          1.8  Capital Adequacy and Other Adjustments.  In the event that any
               --------------------------------------
Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time within fifteen
(15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrowers and Agent shall, absent demonstrable error, be final, conclusive and binding for all purposes.

          1.9  Taxes.
               -----

          (A)  No Deductions.  Any and all payments or reimbursements made
               -------------
hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"), excluding, however, taxes imposed on the net income of a Lender or Agent. If Borrowers shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to any Lender or Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made.

          (B)  Changes in Tax Laws. In the event that, subsequent to the Closing
               -------------------
Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

               (a) does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Lender Letters of Credit or Risk Participation Agreements issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income or gross receipts taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income or gross receipts of Agent or such Lender); or

               (b) does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to Agent or any such Lender of issuing any Lender Letter of Credit or Risk Participation Agreement or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrowers shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent or such Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrowers of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or such Lender to Borrowers and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

          (C)   Foreign Lenders.  Each Lender organized under the laws of a
                ---------------
jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Agent (1) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption") or (2) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrowers or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrowers and Agent.

          If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrowers and Agent within the time periods set forth in the preceding paragraph, Borrowers shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrowers shall not be required to pay any additional amounts as a result of such withholding, provided that all such
                                                    --------
withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrowers and Agent.

          1.10  Optional Prepayment/Replacement of Lenders.  Within thirty
                ------------------------------------------
(30) days after receipt by Borrowers of written notice and demand from any Lender for payment pursuant to subsection 1.8 or 1.9 or, as provided in subsection 8.3(C), in the case of certain refusals by any Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders (any such Lender demanding such payment or refusing to consent being referred to herein as an "Affected Lender"), Borrowers may, at their option, notify Agent and such Affected Lender of its intention to do one of the following:

          (A) Borrowers may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrowers obtain a Replacement Lender that will refinance all outstanding Obligations owed to such Affected Lender and assume its Commitments hereunder within ninety (90) days following notice of Borrowers' intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of subsection 8.1, provided that Borrowers
                                                       --------
     have reimbursed such Affected Lender for any administrative fee payable pursuant to subsection 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to subsection 1.8 or 1.9, paid all amounts required to be paid to such Affected Lender pursuant to subsection 1.8 or 1.9 through the date of such sale and assignment; or

          (B) Borrowers may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Pro Rata Share of the Revolving Loan Commitment, in which case the Revolving Loan Commitment will be reduced by the amount of such Pro Rata Share. Borrowers shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such replacement occurs as the result of a demand for payment for increased costs, such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender's obligations under the Revolving Loan Commitment.


                                   SECTION 2

                             AFFIRMATIVE COVENANTS

          Each Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) and termination of all Lender Letters of Credit and Risk Participation Agreements, unless Requisite Lenders shall otherwise give their prior written consent, each Borrower shall perform and comply with, and shall cause each of the other Loan Parties to perform and comply with, all covenants in this Section 2 applicable to such Person.

          2.1  Compliance With Laws and Contractual Obligations.  Each
               ------------------------------------------------
Borrower will (a) comply with and will cause each of its Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Parent or its Subsidiaries are now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of such Borrower or such Subsidiary, as applicable other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain and will cause each of its Subsidiaries to maintain or obtain, all licenses, qualifications and permits now held or hereafter required to be held by Parent and its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have a Material Adverse Effect. This subsection 2.1 shall not preclude a Borrower or any Subsidiary from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP. Each Borrower represents and warrants that as of the date hereof, it
(i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect other than those laws, rules, regulations, orders and provisions of such Contractual Obligations, the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to above.

     "Contractual Obligations," as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including, without limitation, the Related Transactions Documents.

          2.2  Maintenance of Properties; Insurance.  Each Borrower will
               ------------------------------------
maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of such Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Agent and will deliver evidence thereof to Agent. Parent will maintain business interruption insurance providing coverage for a period of at least six months and in an amount not less than $7,000,000. Borrowers shall cause Agent, pursuant to endorsements and/or assignments in form and substance reasonably satisfactory to Agent, to be named as lender's loss payee in the case of casualty insurance, additional insured in the case of all liability insurance and assignee in the case of all business interruption insurance, in each case for the benefit of Lenders. Each Borrower represents and warrants that it and each of its Subsidiaries currently maintains all material properties as set forth above and maintains all insurance described above. In the event Borrowers fail to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrowers' expense to protect Agent's interests in the Collateral. This insurance may, but need not, protect Borrowers' interests.
The coverage purchased by Agent may not pay any claim made by Borrowers or any claim that is made against Borrowers in connection with the Collateral. Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrowers have obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, Borrowers will be responsible for the costs of that insurance, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrowers are able to obtain on their own.

          2.3  Inspection; Lender Meeting.  Each Borrower shall permit any
               --------------------------
authorized representatives of Agent to visit and inspect any of the properties of such Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times during normal business hours, as often as may be reasonably requested and, provided no Default or Event of Default has occurred and is continuing, upon reasonable prior notice. Representatives of each Lender will be permitted to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence. Without in any way limiting the foregoing, each Borrower will participate and will cause its key management personnel to participate in a meeting with Agent and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Agent.

          2.4  Corporate Existence.  Except as otherwise permitted by
               -------------------
subsection 3.6, each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

          2.5  Further Assurances.
               ------------------

          (A) Each Borrower shall and shall cause each other Loan Party (other than Foreign Subsidiaries) to, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Agent or Requisite Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.

          (B) At Agent's or Requisite Lenders' request, Borrowers shall cause any Domestic Subsidiaries of Parent promptly to guaranty the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a security interest in the real, personal and mixed property of such Subsidiary to secure the Obligations provided neither Borrowers nor any Domestic Subsidiary shall be required to comply with any foreign law requirements necessary to perfect a security interest in property located outside the United States if such property is not material. The documentation for such guaranty or security shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Agent.

          (C) At Agent's or Requisite Lenders' request, Borrowers shall engage, or reimburse Agent or Requisite Lenders for the costs of, such legal counsel as Agent or Requisite Lenders may request to provide opinions or such other advice acceptable to them regarding the organization, valid existence and good standing of Foreign Subsidiaries and the effectiveness of the pledge of the equity securities of such Foreign Subsidiary.

          2.6  Syndication Assurances.  Notwithstanding anything to the
               ----------------------
contrary set forth in this Agreement, Agent may change pricing and make structural changes to the Loans and this Agreement (without affecting the total amount of commitments hereunder) if Agent determines that such changes are reasonably required in order to ensure successful syndication of the Loans on the terms which are acceptable to Agent and each Borrower agrees to execute such amendments and agreements as Agent may request to effectuate the foregoing.

          2.7  Distributions.  Each Borrower shall, and shall cause each of
               -------------
its Subsidiaries to distribute, or cause to be distributed, not less frequently than quarterly, to Borrowers all cash receipts, including operating cash flow, sales proceeds and investment income, after payment of all expenses, other costs permitted to be paid herein and after the funding of reasonable reserves and setting aside of funds reasonably anticipated to be needed for Acquisitions reasonably expected to be consummated and permitted hereunder.


                                   SECTION 3

                              NEGATIVE COVENANTS

          Each Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) and termination of all Lender Letters of Credit and Risk Participation Agreements, unless Requisite Lenders shall otherwise give their prior written consent, such Borrower shall perform and comply with, and shall cause each of the other Loan Parties to perform and comply with, all covenants in this Section 3 applicable to such Person.

          3.1  Indebtedness.  Each Borrower will not and will not permit any
               ------------
of its Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation) except, in each instance below, to the extent permitted under the Subordinated Loan Agreement:

          (A)  the Obligations;

          (B) intercompany Indebtedness from Parent to its Subsidiaries or from a Domestic Subsidiary to other Subsidiaries provided the aggregate amount of all Loans to Foreign Subsidiaries shall not exceed at any time outstanding $6,500,000; provided, however, that upon the request of Agent
                             --------  -------
     at any time, such Indebtedness shall be evidenced by promissory notes having terms reasonably satisfactory to Agent and Requisite Lenders, the sole originally executed counterparts of which shall be delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations;

          (C) unsecured subordinated Indebtedness of Parent to Subordinated Lender in the aggregate amount not to exceed $15,000,000 evidenced by the Subordinated Note issued pursuant to the Subordinated Loan Agreement;

          (D) Indebtedness not to exceed $1,000,000 in the aggregate at any time outstanding secured by purchase money Liens or incurred with respect to capital leases;

          (E) Indebtedness not to exceed $8,700,000 in respect of the Macro Earn-Out and $7,000,000 in respect of the ProTel Earn-Out; and

          (F) unsecured Indebtedness not to exceed $1,000,000 in the aggregate at any time outstanding.

          3.2  Liens and Related Matters.
               -------------------------

          (A)  No Liens.  Each Borrower will not and will not permit any of its
               --------
Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances. "Permitted Encumbrances" means the following, in each instance below, to the extent permitted under the Subordinated Loan Agreement:

               (1) Liens for taxes, assessments or other governmental charges not yet due and payable;

               (2) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty
     (30) days delinquent or which are being diligently contested in good faith in a manner which stays enforcement of such Liens, provided that appropriate provisions shall have been established therefor in accordance with GAAP and the aggregate amount of liabilities secured by such Liens does not exceed $250,000 at any time;

               (3) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (4) deposits, in an aggregate amount not to exceed $200,000, made in the ordinary course of business to secure liability to insurance carriers;

               (5)  Liens for purchase money obligations; provided that: (a) the
                                                          --------
     purchase of the asset subject to any such Lien is permitted under subsection 4.1; (b) the Indebtedness secured by any such Lien is permitted under subsection 3.1; and (c) any such Lien encumbers only the asset so purchased and the proceeds resulting from the sale thereof;

               (6) any attachment or judgment Lien not constituting an Event of Default under subsection 6.1(I);

               (7) easements, rights of way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of such Borrower or any of its Subsidiaries;

               (8) any interest or title of a lessor or sublessor under any lease not prohibited by this Agreement;

               (9) Liens in favor of Agent, for the benefit of Agent and Lenders; and

               (10) Liens existing on the date hereof and renewals and extensions thereof, which Liens are set forth on Schedule 3.2(A)(10) hereto.

          (B)  No Negative Pledges.  Each Borrower will not and will not permit
               -------------------
any of its Subsidiaries directly or indirectly to enter into or assume any agreement (other than the Loan Documents and the Subordinated Loan Agreement (which shall expressly permit Permitted Encumbrances)) prohibiting the creation or assumption of any Lien granted to Agent pursuant hereto and the other Loan Documents, or to any Person upon refinancings, from time to time, upon its properties or assets, whether now owned or hereafter acquired.

          (C)  No Restrictions on Subsidiary Distributions to Borrowers.  Except
               --------------------------------------------------------
as provided herein, each Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by such Borrower or any Subsidiary of such Borrower; (2) pay any Indebtedness owed to such Borrower or any other Subsidiary; (3) make loans or advances to such Borrower or any other Subsidiary; or (4) transfer any of its property or assets to such Borrower or any other Subsidiary.

          3.3  Investments; Joint Ventures.  Each Borrower will not and will
               ---------------------------
not permit any of its Subsidiaries directly or indirectly to make or own any Investment in any Person except, in each instance below, to the extent permitted by the Subordinated Loan Agreement:

          (A) such Borrower and its Subsidiaries may make and own Investments in Cash Equivalents; provided that such Cash Equivalents are not subject to
                          --------
     setoff rights;

          (B) such Borrower and its Subsidiaries may make intercompany loans to the extent permitted under subsection 3.1;

         (C) such Borrower and its Subsidiaries may (i) make loans and advances to employees in the ordinary course of business not to exceed $150,000 in the aggregate at any time outstanding and (ii) permit to remain outstanding existing loans (including extensions thereof) to officers not to exceed $260,000 in the aggregate at any time outstanding;

          (D) such Borrower and its Subsidiaries may consummate Acquisitions consented to by Agent and Requisite Lenders; and

          (E) such Borrower and its Subsidiaries may make capital contributions to their Subsidiaries provided the aggregate amount of capital contributions made after the Closing Date by Parent and its Domestic Subsidiaries to Foreign Subsidiaries shall not exceed $1,000,000.

          "Investment" means (i) any direct or indirect purchase or other acquisition by a Borrower or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, or ownership interest in, any other Person; and (ii) any direct or indirect loan, advance or capital contribution by a Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto,
                                        ----
without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "Cash Equivalents" means: (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof;
(ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrowers' deposits at such institution; and (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrowers' deposits at such institution.

          3.4  Contingent Obligations.  Each Borrower will not and will not
               ----------------------
permit any of its Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent

Obligation except, in each instance below, to the extent permitted under the Subordinated Loan Agreement:

          (A)  Risk Participation Liability;

          (B) those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          (C) those existing on the Closing Date and described in Schedule 3.4 annexed hereto;

          (D) those arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

          (E) those arising with respect to customary indemnification obligations incurred in connection with Asset Dispositions;

          (F) those incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $250,000 in aggregate liability;

          (G) foreign exchange contracts and interest rate protection agreements entered into in the ordinary course of business consistent with past practices for bonafide hedging purposes and not for speculation; and

          (H) those incurred with respect to Indebtedness permitted by subsection 3.1;

          (I) Contingent Obligations with respect to obligations or liabilities of Subsidiaries of Borrowers incurred in the ordinary course of business and not prohibited hereunder;

          (J) those incurred in connection with guarantees by ORC and Domestic Subsidiaries of obligations under the Subordinated Loan Agreement and Subordinated Note; and

          (K) any other Contingent Obligation not expressly permitted by clauses (A) through (I) above, so long as any such other Contingent Obligations, in the aggregate at any time outstanding, do not exceed $100,000.

          "Contingent Obligation", as applied to any Person, means any direct or indirect liability of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (v) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

          3.5  Restricted Junior Payments.  Each Borrower will not and will
               --------------------------
not permit any of its Subsidiaries directly or indirectly to declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that:

          (A) Parent may make non-accelerated scheduled payments of interest only with respect to the Indebtedness evidenced by the Subordinated Note provided all of the following conditions are satisfied:

               (i) no Default or Event of Default exists at the time of any such payment or would occur as a result thereof;

               (ii) after giving effect to such payment, the Maximum Revolving Loan Balance exceeds outstanding Revolving Loans by not less than $2,000,000; and

               (iii) after giving effect to such payment, Borrowers are in compliance on a pro forma basis with the covenants set forth in subsections 4.4 and 4.5; and

          (B) Wholly-owned Subsidiaries of a Borrower may make Restricted Junior Payments to a Borrower or to other wholly-owned Subsidiaries of a Borrower; and

          (C) Parent may redeem the Stock Options (as defined in Section 4(b)(ii) of the ProTel Purchase Agreement) in accordance with the terms of the ProTel Purchase Agreement provided all of the following conditions are satisfied:

               (i) no Default or Event of Default exists at the time of any such payment or would occur as a result thereof;

               (ii) after giving effect to such payment, the Maximum Revolving Loan Balance exceeds outstanding Revolving Loans by not less than $2,000,000;

               (iii) the maximum aggregate amount of all redemptions shall not exceed $2,000,000;

               (iv) such redemption is permitted under the Subordinated Loan Agreement; and

               (v) Adjusted Fixed Charge Coverage Ratio computed on a proforma basis for the twelve-month period ending on the most recent calendar month for which financial statements are available is not less than 1.0. Adjusted Fixed Charge Coverage Ratio shall be calculated in the manner set forth on Schedule 3 to Exhibit 4.8(C).

          "Restricted Junior Payment" means: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity security of, or ownership interest in, a Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity security (including options) of, or ownership interest in, a Borrower or any of its Subsidiaries now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Obligations, including, without limitation, the Indebtedness evidenced by the Subordinated Note; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity security of, or ownership interest in, a Borrower or any of its Subsidiaries now or hereafter outstanding.

          3.6  Restriction on Fundamental Changes  .  Each Borrower will not and
               ----------------------------------
will not permit any of its Subsidiaries directly or indirectly to: (a) amend, modify or waive any term or provision of its organizational documents, including without limitation its articles of incorporation, certificates of designations pertaining to preferred stock, by-laws, partnership agreement or members' agreement, in a manner adverse to, or which would reasonably be expected to be adverse to, Agent or any Lender or which would, or would reasonably be expected to, adversely affect a Borrower's or any of its Subsidiaries' ability to perform their respective Obligations hereunder or under the other Loan Documents; (b) enter into any transaction of merger or consolidation except, upon not less than five (5) Business Days prior written notice to Agent and to the extent permitted under the Subordinated Loan Agreement, any Subsidiary of Parent may be merged with or into any Domestic Subsidiary of Parent and any Foreign Subsidiary may be merged with or into any other Foreign Subsidiary; (c) except for ORC TeleService Corp. or any Dormant Foreign Subsidiary (to the extent permitted under the Subordinated Loan Agreement), liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person, including Acquisitions, without the prior written consent of Agent and Requisite Lenders.

          3.7  Disposal of Assets or Subsidiary Stock.  Each Borrower will not
               --------------------------------------
and will not permit any of its Subsidiaries directly or indirectly to: convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired, except for
(a) bona fide sales of inventory to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business and (b) Asset Dispositions if all of the following conditions are met: (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $500,000 and the aggregate market value of assets sold or otherwise disposed of in any fiscal year of Borrowers does not exceed $500,000; (ii) the consideration received is at least equal to the fair market value of such assets as determined in the good faith judgment of the Board of Directors of Parent; (iii) not less than the greater of 75% of the sales price therefor and the amount of the mandatory prepayment required pursuant to subsection 1.5(C) is received is cash; (iv) the Net Proceeds of such Asset Disposition are applied as required by subsection 1.5(C); (v) after giving effect to the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, Borrowers are in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended calendar quarter for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and
(vi) no Default or Event of Default then exists or shall result from such Asset Disposition.

          3.8  Transactions with Affiliates.  Each Borrower will not and will
               ----------------------------
not permit any of its Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Loan Party, except, in each instance below, to the extent permitted under the Subordinated Loan Agreement (a) as set forth on Schedule 3.8, (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of a Borrower or any of its Subsidiaries and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, (c) payment of reasonable compensation to officers and employees for services actually rendered to a Borrower or such Subsidiary and (d) payment of director's fees not to exceed $500,000 in the aggregate for any fiscal year of Borrowers.

          3.9  Conduct of Business.  Each Borrower will not and will not
               -------------------
permit any of its Subsidiaries directly or indirectly to engage in any business other than businesses of the type described on Schedule 3.9.

          3.10  Changes Relating to Indebtedness.  Each Borrower will not and
                --------------------------------
will not permit any of its Subsidiaries directly or indirectly to change or amend the terms of any of its Indebtedness if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Indebtedness; (c) add or make more restrictive any event of default or any covenant with respect to such Indebtedness; (d) change the prepayment provisions of such Indebtedness;
(e) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); (f) shorten the maturity date of such Indebtedness or otherwise alter the repayment terms in a manner adverse to Borrower; or (g) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to a Borrower, any of its Subsidiaries or Lenders.

          3.11  Fiscal Year.  Neither any Borrower nor any Subsidiary of any
                -----------
Borrower shall change its fiscal year; provided, however, Company may change its fiscal year to a fiscal year ending December 31.

          3.12  Press Release; Public Offering Materials.  Each Borrower will
                ----------------------------------------
not and will not permit any of its Subsidiaries, unless required by law, to disclose the name of Agent or any Lender in any press release (unless Agent or such Lender has approved the content of any such disclosure) or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party.

          3.13  Subsidiaries.  Each Borrower will not and will not permit any
                ------------
of its Subsidiaries directly or indirectly to establish, create or acquire any new Subsidiary except in connection with an Acquisition consented to in writing by Agent and Requisite Lenders.

          3.14  Bank Accounts.  Each Borrower will not and will not permit any
                -------------
of its Subsidiaries to establish any new bank accounts without prior written notice to Agent and, if requested by Agent, unless Agent and the bank at which the account is to be opened enter into an agreement in form and substance satisfactory to Agent regarding such bank account. Each Borrower will not and will not permit any of its Subsidiaries to modify in any material respect, the cash management system in effect on the Closing Date, including, without limitation, the frequency with which funds are swept into Parent's concentration accounts or the financial institutions at which such accounts are maintained.

          3.15  Earn-Out.  Each Borrower will not and will not permit any of
                --------
its Subsidiaries to make any payment in respect of a Macro Earn-Out or the ProTel Earn-Out unless the following conditions are satisfied:

          (A) No Event of Default exists at the time of any such payment or would occur as a result thereof;

          (B) after giving effect to such payment, the Maximum Revolving Loan Balance exceeds the outstanding Revolving Loans by not less than $2,000,000; and

          (C) after giving effect to such payment, Borrowers are in compliance on a pro forma basis with the covenants set forth in subsections 4.6 and 4.7, recomputed for the most recent quarter for which financial statements are available.

                                   SECTION 4

                         FINANCIAL COVENANTS/REPORTING

          Each Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) and termination of all Lender Letters of Credit and Risk Participation Agreements, unless Requisite Lenders shall otherwise give their prior written consent, each Borrower shall perform and comply with, and shall cause each of the other Loan Parties to perform and comply with, all covenants in this Section 4 applicable to such Person.

          4.1  Capital Expenditure Limits.  The aggregate amount of all
               --------------------------
Capital Expenditures of Parent and its Subsidiaries will not exceed $5,000,000 in the fiscal year ending December 31, 1999 or $3,000,000 in any fiscal year thereafter, but in no event in excess of such lesser amount as may be permitted under the Subordinated Loan Agreement (the "Capex Limit"). Notwithstanding the foregoing, and to the extent permitted under the Subordinated Loan Agreement, in the event Parent and its Subsidiaries do not expend the entire Capex Limit permitted in any fiscal year, Parent and its Subsidiaries may carry forward to the immediately succeeding fiscal year 50% of the unutilized portion of the Capex Limit. All Capital Expenditures made by Parent and its Subsidiaries shall first be applied to reduce the applicable Capex Limit and then to reduce the carry forward from the previous fiscal year, if any. "Capital Expenditures" will be calculated as illustrated on Exhibit 4.8(C).

          4.2  [Intentionally Omitted.]
                ---------------------

          4.3 EBITDA. Borrowers shall not permit EBITDA for any twelve (12) month period ending on the date set forth below to be less than the amount set forth below for such date.

               Period Ending                          Amount
               -------------                          ------

               June 30, 1999                       $14,000,000
               September 30, 1999                   14,500,000
               December 31, 1999                    15,000,000
               March 31, 2000                       15,000,000
               June 30, 2000                        15,500,000
               September 30, 2000                   15,500,000
               December 31, 2000                    15,750,000
               March 31, 2001                       15,750,000

               June 30, 2001                        16,250,000
               September 30, 2001                   16,250,000
               December 31, 2001                    17,000,000
               March 31, 2002                       17,000,000
               June 30, 2002                        17,000,000
               September 30, 2002                   17,000,000
               December 31, 2002                    17,750,000
               March 31, 2003                       17,750,000
               June 30, 2003                        17,750,000
               September 30, 2003                   17,750,000
               December 31, 2003                    18,750,000


               March 31, 2004                       18,750,000
               June 30, 2004                        18,750,000
               September 30, 2004                   18,750,000
               December 31, 2004                    19,750,000
               March 31, 2005                       19,750,000
               May 31, 2005                         19,750,000

"EBITDA" will be calculated as illustrated on Exhibit 4.8(C).

          4.4  Fixed Charge Coverage.
               ---------------------

          (A) Borrowers shall not permit Fixed Charge Coverage for any period set forth below to be less than the ratio set forth below for such period.



               Period                           Ratio
               ------                           -----

     July 1, 1999 through September 30, 1999     1.15
     July 1, 1999 through December 31, 1999      1.20
     July 1, 1999 through March 31, 2000         1.20

          (B)  Borrowers shall not permit Fixed Charge Coverage for any twelve
     (12) month period ending on the last day of any calendar quarter, commencing June 30, 2000, to be less than 1.20.

"Fixed Charge Coverage" will be calculated as illustrated on Exhibit 4.8(C).

          4.5  Total Interest Coverage.
               -----------------------

          (A) Borrowers shall not permit Total Interest Coverage for any period set forth below to be less than the ratio set forth below for such period.

               Period                                  Ratio
               ------                                  -----

     July 1, 1999 through September 30, 1999           2.25
     July 1, 1999 through December 31, 1999            2.25
     July 1, 1999 through March 31, 2000               2.25

          (B)  Borrowers shall not permit Total Interest Coverage for any twelve
     (12) month period ending on the last day of any calendar quarter ending on the date set forth below to be less than the ratio set forth below for such period.

          Period Ending                                Ratio
          -------------                                -----

          June 30, 2000                                2.50
          September 30, 2000                           2.75
          December 31, 2000                            2.75
          March 31, 2001 & the last day
          of each calendar quarter thereafter          3.00

"Total Interest Coverage" will be calculated as illustrated on Exhibit 4.8(C).

          4.6  Senior Indebtedness to Adjusted EBITDA Ratio. Borrowers shall not
               --------------------------------------------
permit the ratio of Senior Indebtedness calculated as of the last day of any calendar quarter ending during any of the periods set forth below to Adjusted EBITDA for the twelve (12) month period ending on such day to be greater than the amount set forth below for such period.


          Period Ending                              Amount
          -------------                              ------

June 30, 1999 through September 30, 2000              3.00
December 31, 2000 through September 30, 2001          2.75
December 31, 2001 through September 30, 2002          2.50
December 31, 2002 and thereafter                      2.25
"Senior Indebtedness" will be calculated as illustrated on Exhibit 4.8(C).

          4.7 Indebtedness to Adjusted EBITDA Ratio. Borrowers shall not permit the ratio of Total any calendar quarter ending during any of the periods set forth below to Adjusted EBITDA for the twelve (12) month period ending on such day to be greater than the amount set forth below for such period.

          Period Ending                                Amount
          -------------                                ------

June 30, 1999 through September 30, 2000                4.00
December 31, 2000 through September 30, 2001            3.75
December 31, 2001 through September 30, 2002            3.50
December 31, 2002 and thereafter                        3.25

"Total Indebtedness" will be calculated as illustrated on Exhibit 4.8(C).

          4.8  Financial Statements and Other Reports.  Each Borrower will
               --------------------------------------
maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements are not required to have footnote disclosures). Borrowers will deliver each of the financial statements and other reports described below to Agent (and each Lender in the case of the financial statements and other reports described in subsections (A), (B), (C), (G), (I),
(J) and (K)).

          (A)  (1)  Monthly Financials.  As soon as available and in any event
                    ------------------
within forty-five (45) days after the end of each month (including the last month of Borrowers' fiscal year), Borrowers will deliver (a) the consolidated and consolidating balance sheets of Parent and its Subsidiaries, as at the end of such month, and the related consolidated and consolidating statements of income and cash flow for such month and for the period from the beginning of the then current fiscal year of Parent to the end of such month and (b) a schedule of the outstanding Indebtedness for borrowed money of Parent and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; provided, however, (i) the financial statements described above for the month of December need not be delivered until 60 days after the end of such month and (ii) Borrower shall deliver, as soon as the earnings report for the year is released and in no event later than February 28, a draft statement of income and schedule of capital expenditures for the immediately preceding fiscal year.

               (2)  Quarterly Financials.  As soon as available and in any event
                    --------------------
within forty-five (45) days after the end of each month (including the last month of Borrowers' fiscal year), Borrowers will deliver (a) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such month, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current fiscal year of Parent to the end of such month and (b) a schedule of the outstanding Indebtedness for borrowed money of Parent and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

          (B)  Year-End Financials. As soon as available and in any event within
               -------------------
ninety (90) days after the end of each fiscal year of Borrowers, Borrowers will deliver (1) the consolidated and consolidating balance sheets of Parent and its Subsidiaries, as at the end of such year, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such fiscal year, (2) a schedule of the outstanding Indebtedness for borrowed money of Parent and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (3) a report with respect to the consolidated financial statements from a firm of Certified Public Accountants selected by Borrowers and reasonably acceptable to Agent (it being agreed that any "Big 5" accounting firm is acceptable), which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement).

          (C)  Compliance Certificate.  Together with each delivery of financial
               ----------------------
statements of Parent and its Subsidiaries pursuant to subsections 4.8(A) and 4.8(B) above, Borrowers will deliver a fully and properly completed Compliance Certificate (in substantially the same form as Exhibit 4.8(C)) signed on Borrowers' behalf by their chief executive officer or chief financial officer.

          (D)  Accountants' Reports.  Promptly upon receipt thereof, Borrowers
               --------------------
will deliver copies of all significant reports submitted by Borrowers' firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of Borrowers made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

          (E)  Borrowing Base Certificate.  As soon as available and in any
               --------------------------
event within fifteen (15) Business Days after the end of each month, and from time to time upon the request of Agent, Borrowers will deliver a Borrowing Base Certificate (in substantially the same form as Exhibit 4.8(E)) as at the last day of such period.

          (F)  Management Report.  Together with each delivery of financial
              -----------------
statements pursuant to subsections 4.8(A)(2) and 4.8(B), Borrowers will deliver a management report (1) describing the operations and financial condition of Parent and its Subsidiaries for the quarter then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to subsection 4.8(I) and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified on Borrowers' behalf by their chief financial officers to the effect that such information fairly presents the results of operations and financial condition of Parent and its Subsidiaries as at the dates and for the periods indicated.

          (G)  Collateral Value Report.  Upon the request of Agent, which may be
               -----------------------
made not more than once each year prior to an Event of Default and at any time (but not more often than quarterly) while and so long as an Event of Default shall be continuing, Borrowers will obtain and deliver to Agent a report of an independent collateral auditor satisfactory to Agent (which may be, or be affiliated with, a Lender) with respect to the accounts component and included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the accounts (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of Borrowers) and inventory.

          (H)  Appraisals.  From time to time, if Agent or any Lender determines
               ----------
that obtaining appraisals is necessary in order for Agent or such Lender to comply with applicable laws or regulations, Agent will, at Borrowers' expense, obtain appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current fair market values of all or any portion of the real estate owned by a Borrower or any of its Subsidiaries. In addition to the foregoing, from time to time upon the occurrence and during the continuance of a Default or Event of Default, Agent may require Borrowers to obtain and deliver to Agent appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current market values of all or any portion of the real estate and personal property owned by a Borrower or any of its Subsidiaries.

          (I)  Projections.  As soon as available and in any event no later than
               -----------
the last day of each of Borrowers' fiscal years, Borrowers will deliver Projections of Parent and its Subsidiaries for the forthcoming three fiscal years, year by year, and for the forthcoming fiscal year, quarter by quarter.

          (J)  SEC Filings and Press Releases.  Promptly upon their becoming
               ------------------------------
available, Borrowers will deliver copies of (1) all financial statements, reports, notices and proxy statements sent or made available by a Borrower or any of its Subsidiaries to its security holders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by a Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (3) all press releases and other statements made available by a Borrower or any of its Subsidiaries to the public concerning developments in the business of any such Person.

          (K)  Events of Default, Etc.  Promptly upon any executive officer of a
               ----------------------
Borrower obtaining knowledge of any of the following events or conditions, Borrowers shall (1) notify Agent, (2) deliver to Agent a certificate of Borrowers' chief executive officer or chief financial officer specifying the nature and period of existence of such event or condition and what action Borrowers have taken, are taking and propose to take with respect thereto and
(3) deliver copies of all notices
given or received by a Borrower with respect to any such event or condition: (a) any condition or event that constitutes an Event of Default or Default; (b) any notice that any Person has given to a Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in subsection 6.1(B); (c) any event or condition that could reasonably be expected to result in any Material Adverse Effect or (4) any default or event of default under the Subordinated Loan Agreement.

          (L)  Litigation.  Promptly upon any officer of a Borrower obtaining
               ----------
knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrowers to Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrowers will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

          (M)  Notice of Corporate and other Changes.  Borrowers shall provide
               -------------------------------------
prompt written notice of (1) all jurisdictions in which a Loan Party becomes qualified after the Closing Date to transact business, (2) any material change after the Closing Date in the authorized and issued capital stock or other equity interests of any Loan Party or any of their respective Subsidiaries or any other material amendment to their charter, by-laws or other organization documents, (3) any Subsidiary created or acquired by any Loan Party after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable, and (4) any other event that occurs after the Closing Date which would cause any of the representations and warranties in Section 5 of this Agreement or in any other Loan Document to be untrue or misleading in any material respect.

          (N)  Other Information.  With reasonable promptness, Borrowers will
               -----------------
deliver such other information and data with respect to any Loan Party or any Subsidiary of any Loan Party as from time to time may be reasonably requested by Agent, including, without limitation, any statements, reports or notices required to be delivered pursuant to the Subordinated Loan Agreement.

          4.9  Accounting Terms; Utilization of GAAP for Purposes of
               -----------------------------------------------------
Calculations Under Agreement.  For purposes of this Agreement, all accounting
----------------------------
terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent pursuant to subsection 4.8 shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided that Borrowers shall prepare footnotes to each Compliance
           --------
Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by a Borrower; (b) changes in accounting principles recommended by Borrower's certified public accountants and implemented by a Borrower; and (c) changes in carrying value of a Borrower's or any of its Subsidiaries' assets, liabilities or equity accounts resulting from
(i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case in (i) and (ii), were applicable to, but not included in, the Pro Forma. All such adjustments described in clause (c) above resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.


                                   SECTION 5

                        REPRESENTATIONS AND WARRANTIES

          To induce Agent and Lenders to enter into this Agreement, to make Loans and to issue Lender Letters of Credit and Risk Participation Agreements, each Borrower represents and warrants to Agent and each Lender that the following statements are and, after giving effect to the Related Transactions, will be true, correct and complete:

          5.1  Disclosure.  No representation or warranty of any Loan Party
               ----------
contained in this Agreement, the financial statements referred to in subsection 5.5, the other Related Transactions Documents or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

          5.2  No Material Adverse Effect.  Since April 30, 1998 with respect
               --------------------------
to Company and December 31, 1998 with respect to any other Loan Party, there have been no events or changes in facts or circumstances affecting any such Loan Party which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

          5.3  No Default.  The consummation of the Related Transactions does
               ----------
not and will not violate or conflict with any laws, rules, regulations or orders of any governmental authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation of any Loan Party except if such violations, conflicts, breaches or defaults have either been waived on or before the Closing Date or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          5.4  Organization, Powers, Capitalization and Good Standing.
               ------------------------------------------------------

          (A)  Organization and Powers.  Each of the Loan Parties (other than
               -----------------------
Dormant Foreign Subsidiaries, as to which no representation is provided) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (which jurisdiction is set forth on Schedule 5.4(A)). Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to carry out the Related Transactions.

          (B)  Capitalization.  The authorized capital stock or other equity
               --------------
securities of each of the Loan Parties (other than Dormant Foreign Subsidiaries, as to which no representation is provided) is as set forth on Schedule 5.4(B). All issued and outstanding shares of capital stock or other equity securities of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable and such shares or securities were issued in compliance with all applicable foreign, state and federal laws concerning the issuance of securities. All issued and outstanding shares of capital stock or other equity securities of Parent's Subsidiaries are free and clear of all Liens other than those in favor of Agent, for the benefit of Agent and Lenders. The capital stock of each of the Loan Parties, other than Parent, is owned by the stockholders and in the amounts set forth on Schedule 5.4(B). No shares of the capital stock or other equity securities of any Loan Party, other than those
described above, are issued and outstanding.   Except as set forth on Schedule
5.4(B), there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party, of any shares of capital stock or other securities of any such entity.

          (C)  Binding Obligation.  This Agreement is, and the other Related
               ------------------
Transactions Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto, each enforceable against each of such parties, as applicable, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by equitable principles.

          (D)  Qualification.  Each of the Loan Parties (other than Dormant
               -------------
Foreign Subsidiaries, as to which no representation is provided) is duly qualified and in good standing wherever necessary to carry on its business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which each Loan Party (other than Dormant Foreign Subsidiaries, as to which no representation is provided) is qualified to do business are set forth on Schedule 5.4(D).

          5.5  Financial Statements and Projections.  All financial statements
               ------------------------------------
concerning Company, Parent and its Subsidiaries which have been or will hereafter be furnished to Agent pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

          (A) The consolidated balance sheets at December 31, 1998 and the related statement of income of Parent and its Subsidiaries, for the fiscal year then ended, audited by Ernst & Young LLP.

          (B) The consolidated balance sheet at March 31, 1999 and the related statement of income of Parent and its Subsidiaries for the three (3) months then ended.

          (C) The consolidated balance sheets at April 30, 1998 and the related statement of income of Company and its Subsidiaries, for the fiscal year then ended, audited by Aronson, Fetridge & Weigle.

          (D) The consolidated balance sheet at March 31, 1999 and the related statement of income of Company and its Subsidiaries for the eleven (11) months then ended.

The Projections delivered on or prior to the Closing Date and the updated Projections delivered pursuant to subsection 4.8(I) represent and will represent as of the date thereof the good faith estimate of Borrowers and their senior management concerning the most probable course of its business, it being recognized that Agent and Lenders acknowledge that projections as to future events are not be viewed as facts and that actual results during the period or periods covered thereby may differ from projected results.

          5.6  Intellectual Property.  Each Borrower and each of its
               ---------------------
Subsidiaries owns, is licensed to use or otherwise has the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business or operations of such Borrower or its Subsidiaries (collectively called "Intellectual Property") and all such Intellectual Property is identified on Schedule 5.6 and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. Except as disclosed in Schedule 5.6, the use of such Intellectual Property by each Borrower and its Subsidiaries does not and has not been alleged by any Person to infringe on the rights of any Person.

          5.7  Investigations, Audits, Etc.  Except as set forth on Schedule
               ---------------------------
5.7, neither Borrower nor any of its Subsidiaries, is the subject of any review or audit by the Internal Revenue Service or any governmental investigation concerning the violation or possible violation of any law.

          5.8  Employee Matters.  Except as set forth on Schedule 5.8, (a) no
               ----------------
Loan Party nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrowers after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 5.8, neither a Borrower nor any of its Subsidiaries is party to an employment contract.


          5.9   Solvency.  Each Borrower:  (a) owns and will own assets the
                --------
fair saleable value of which are (i) greater than the total amount of liabilities (including contingent liabilities) of such Borrower and (ii) greater than the amount that will be required to pay the probable liabilities of such Borrower's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Borrower; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

          5.10  Year 2000.  Each Borrower has made an assessment of the
                ---------
microchip and computer-based systems and the software used in its business and the business of its Subsidiaries and based upon such assessment believes that it will be "Year 2000 Compliant" by January 1, 2000. For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, such Borrower are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. From time to time, at the request of Agent, Borrowers shall provide to Lenders such updated information as is requested regarding the status of its efforts to become Year 2000 Compliant.

          5.11  Use of Proceeds; Margin Regulation.  No Borrower is engaged
                -----------------------------------
principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to acquire any margin stock.

          5.12  Purchase Agreement and Subordinated Loan Agreement.  As of the
                --------------------------------------------------
Closing Date, all representations and warranties of Parent set forth in the Purchase Agreement and in the Subordinated Loan Agreement and, to the best of Borrowers' knowledge, of Seller in the Purchase Agreement, are true, correct and complete in all material respects and are hereby incorporated herein by this reference thereto as if fully set forth herein.

          5.13  Dormant Foreign Subsidiaries.   No Dormant Foreign Subsidiary
                ----------------------------
owns any assets, conducts any business or has any liabilities or obligations. Neither a Borrower nor any Domestic Subsidiary has any liabilities or obligations in respect of a Dormant Foreign Subsidiary.

                                   SECTION 6

                         DEFAULT, RIGHTS AND REMEDIES

          6.1  Event of Default.  "Event of Default" shall mean the occurrence
               ----------------
or existence of any one or more of the following:

          (A)  Payment.  (1) Failure to pay any installment or other payment of
               -------
principal of any Loan when due, or to repay Revolving Loans to reduce their balance to the Maximum Revolving Loan Balance or to reimburse Agent for any payment made by Agent under or in respect of any Lender Letters of Credit or Risk Participation Agreements when due or (2) failure to pay, within five (5) days after the due date, any interest on any Loan or (3) failure to pay, within five (5) days after written notice from Agent or any Lender, any fees payable pursuant to subsections 1.2(B) or 1.2(C) hereof, or any other amount due under this Agreement or any of the other Loan Documents; or

          (B)  Default in Other Agreements.  (1) Failure of a Borrower or any of
               ---------------------------
its Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations or (2) breach or default of a Borrower or any of its Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such failure to pay, breach, default or occurrence is to cause or to permit the holder or holders then to cause (without regard to any intercreditor or subordination provision), Indebtedness and/or Contingent Obligations having an individual principal amount in excess of $400,000 or having an aggregate principal amount in excess of $900,000 to become or be declared due prior to their stated maturity; or

          (C)  Breach of Certain Provisions. Failure of a Borrower to perform or
               ----------------------------
comply with any term or condition contained in that portion of subsection 2.2 relating to a Borrower's obligation to maintain insurance, subsection 2.3, subsection 2.6, Section 3 or Section 4; or

          (D)  Breach of Warranty.  Any representation, warranty, certification
               ------------------
or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

          (E)  Other Defaults Under Loan Documents.    A Borrower or any other
               -----------------------------------
Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents to which it is a party and such default is not remedied or waived within thirty (30) days after receipt by Borrowers of notice from Agent or Requisite Lenders of such default (other than occurrences described in other provisions of this subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

          (F)  Involuntary Bankruptcy; Appointment of Receiver, Etc. (1) A court
               ----------------------------------------------------
enters a decree or order for relief with respect to a Borrower or any of its Subsidiaries (other than a Dormant Foreign Subsidiary) in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against a Borrower or any of its Subsidiaries (other than a Dormant Foreign Subsidiary), under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over a Borrower or any of its Subsidiaries (other than a Dormant Foreign Subsidiary), or over all or a substantial part of its property, is entered; or
(c) an interim receiver, trustee or other custodian is appointed without the consent of a Borrower or any of its Subsidiaries (other than a Dormant Foreign Subsidiary), for all or a substantial part of the property of a Borrower or any such Subsidiary; or

          (G)  Voluntary Bankruptcy; Appointment of Receiver, Etc. (1) A
               --------------------------------------------------
Borrower or any of its Subsidiaries (other than a Dormant Foreign Subsidiary) commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) a Borrower or any of its Subsidiaries (other than a Dormant Foreign Subsidiary) makes any assignment for the benefit of creditors; or (3) the Board of Directors of a Borrower or any of its Subsidiaries (other than a Dormant Foreign Subsidiary) adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 6.1(G); or

          (H)  Judgment and Attachments.  Any money judgment, writ or warrant of
               ------------------------
attachment, or similar process involving (1) an amount in any individual case in excess of $1,000,000 or (2) an amount in the aggregate at any time in excess of $3,000,000 (in either case to the extent not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against a Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty
(30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

          (I)  Dissolution.  Any order, judgment or decree is entered against a
               -----------
Borrower or any of its Subsidiaries (other than a Dormant Foreign Subsidiary) decreeing the dissolution or split up of a Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

          (J)  Solvency.  A Borrower ceases to be solvent (as represented by
               --------
Borrowers in subsection 5.9) or admits in writing its present or prospective inability to pay its debts as they become due; or

          (K)  Injunction.  A Borrower or any of its Subsidiaries is enjoined,
               ----------
restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business for more than fifteen (15) days; or

          (L)  ERISA; Pension Plans.  (1) A Borrower or any of its Affiliates
               --------------------
fails to make full payment when due of all amounts which, under the provisions of any employee benefit plans or any applicable provisions of the IRC, any such Person is required to pay as contributions thereto and such failure results in or is likely to result in a Material Adverse Effect; or (2) an accumulated funding deficiency in excess of $250,000 occurs or exists, whether or not waived, with respect to any such employee benefit plans; or (3) any employee benefit plan loses its status as a qualified plan under the IRC which results in or could reasonably be expected to result in a Material Adverse Effect; or

          (M)  Environmental Matters.  A Borrower or any of its Subsidiaries
               ---------------------
fails to: (1) obtain or maintain any operating licenses or permits required by environmental authorities; (2) begin, continue or complete any remediation activities as required by any environmental authorities; (3) store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations; or (4) comply with any environmental laws; if any such failure, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

          (N)  Invalidity of Loan Documents.  Any of the Loan Documents for any
               ----------------------------
reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect, other than a termination in accordance with the terms thereof; or

          (O)  Damage; Strike; Casualty.  Any material damage to, or loss, theft
               ------------------------
or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of a Borrower or any of its Subsidiaries, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

          (P)  Licenses and Permits.  The loss, suspension or revocation of, or
               --------------------
failure to renew, any license or permit now held or hereafter acquired by a Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

          (Q)  Failure of Security.  Agent, for the benefit of Agent and
               -------------------
Lenders, does not have or ceases to have a valid and perfected first priority security interest in any material portion of the Collateral (subject to Permitted Encumbrances) or any substantial portion thereof, in each case, for any reason other than the failure of Agent to take any action within its control; or

          (R)  Subordination.  The subordination provisions of the Subordination
               -------------
and Intercreditor Agreement among Agent, Borrowers and holders of the Subordinated Note or any agreement or instrument governing any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason shall not have the priority contemplated by such Subordination and Intercreditor Agreement this Agreement or such subordination provisions; or

          (S)  Change in Control.  (1) Parent ceases to beneficially own and
              -----------------
control, directly or indirectly, all of the issued and outstanding capital stock or other equity securities of each Subsidiary of Parent (other than Company and Subsidiaries thereof) or (2) Parent ceases to beneficially own and control, directly or indirectly, at least 99.7% (or such greater percentage as Parent may own) of the issued and outstanding capital stock or other equity securities of Company and Subsidiaries thereof, free and clear of all Liens other than Liens in favor of Agent or (3) a "Change in Control" or a "Transfer Affecting the Company's Business" (as each is defined in the Subordinated Loan Agreement) shall occur or (4) at any time on or after the fifth anniversary hereof, Parent no longer has any of its securities registered under the Securities Exchange Act of 1934.

          6.2  Suspension of Commitments.  Upon the occurrence of any Default
               -------------------------
or Event of Default, Agent and each Lender without notice or demand, may immediately cease making additional Loans and issuing Lender Letters of Credit and Risk Participation Agreements and cause its obligation to lend its Pro Rata Share of the Revolving Loan Commitment to be suspended; provided that, in the
                                                        --------
case of a Default, if the subject condition or event is waived, cured or removed by Requisite Lenders within any applicable grace or cure period, any suspended portion of the Revolving Loan Commitment shall be reinstated. Each Lender may alternatively suspend only a portion of its obligation to lend its Pro Rata Share of the Revolving Loan Commitment.

          6.3  Acceleration.  Upon the occurrence of any Event of Default
               ------------
described in the foregoing subsections 6.1(F) or 6.1(G), the unpaid principal amount of and accrued interest and fees on the Term Loan and the Revolving Loans, payments under the Lender Letters of Credit and Risk Participation Agreements and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the obligations of Agent and Lenders to make Revolving Loans and issue Lender Letters of Credit and Risk Participation Agreements shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and upon written demand by Requisite Lenders shall, by written notice to Borrowers (a) declare all or any portion of the Loans and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and the obligations of Agent and Lenders to make Revolving Loans and issue Lender Letters of Credit and Risk Participation Agreements shall thereupon terminate and (b) demand that Borrowers immediately deposit with Agent an amount equal to the aggregate outstanding Risk Participation Liability to enable Agent to make payments under the Lender Letters of Credit and Risk Participation Agreements when required and such amount shall become immediately due and payable.

          6.4  Performance by Agent.  If a Borrower shall fail to perform any
               --------------------
covenant, duty or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrowers after the expiration of any cure or grace periods set forth herein.
In such event, Borrowers shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in subsection 1.2(E) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of Borrowers under this Agreement or any other Loan Document.


                                   SECTION 7

                              CONDITIONS TO LOANS

          The obligations of Lenders to make Loans and of Agent to issue Lender Letters of Credit and Risk Participation Agreements are subject to satisfaction of all of the applicable conditions set forth below.

          7.1  Conditions to Initial Loans.  The obligations of Lenders to
               ---------------------------
make the initial Loans and of Agent to issue any Lender Letters of Credit and Risk Participation Agreements on the Closing Date are, in addition to the conditions precedent specified in subsection 7.2, subject to the delivery of all documents listed on Schedule 7.1, all in form and substance satisfactory to Agent.

          7.2  Conditions to All Loans.  The obligations of Lenders to make
               -----------------------
Loans and of Agent to issue Lender Letters of Credit and Risk Participation Agreements on any date ("Funding Date") are subject to the further conditions precedent set forth below.

          (A) Agent shall have received, in accordance with the provisions of subsection 1.1, a notice requesting an advance of a Revolving Loan or issuance of a Lender Letter of Credit or Risk Participation Agreement.

          (B) The representations and warranties contained in Section 5 of this Agreement and elsewhere herein and in the Loan Documents shall be (and each request by Borrowers for a Loan or a Lender Letters of Credit and Risk Participation Agreement shall constitute a representation and warranty by Borrowers that such representations and warranties are) true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty (i) limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by Borrower to Agent after the Closing Date and approved by Agent in writing or (ii) not true and correct due to events or conditions, the occurrence or existence of which are not prohibited by this Agreement or the other Loan Documents and which do not in and of themselves constitute a Default or Event of Default.

          (C) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated (or notice requesting issuance of a Lender Letters of Credit and Risk Participation Agreement) that would constitute an Event of Default or a Default.

          (D) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making any Loan or Agent from issuing any Lender Letter of Credit or Risk Participation Agreement.

                                   SECTION 8

                         ASSIGNMENT AND PARTICIPATION

          8.1  Assignments and Participations in Loans and Notes.  Each Lender
               -------------------------------------------------
(including Heller) may from time to time assign, subject to the terms of an Assignment and Acceptance Agreement, its rights and delegate its obligations under this Agreement to another Person, provided that (a) such Lender (excluding
                                        --------
Heller) shall first obtain the written consent of Agent, which consent shall not be unreasonably withheld and, provided no Default or Event of Default has occurred and is continuing, Borrowers; provided Borrowers' consent shall not be required with respect to an assignment by a Lender to an Affiliate thereof; (b) the Pro Rata Share of the Revolving Loan Commitment and Term Loan being assigned shall in no event be less than the lesser of (i) $5,000,000 and (ii) the entire amount of the Pro Rata Share of the Revolving Loan Commitment and Term Loan of the assigning Lender; and (c) upon the consummation of each such assignment the assigning Lender shall pay Agent an administrative fee of $3,500. The administrative fee referred to in clause (c) of the preceding sentence shall not apply to an assignment from a Lender to an affiliate of such Lender. In the case of an assignment authorized under this subsection 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were an initial Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Pro Rata Share of the Revolving Loan Commitment or assigned portion thereof. Each Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender".

          Each Lender (including Heller) may sell participations in all or any part of its Pro Rata Share of the Revolving Loan Commitment and the Term Loan to another Person, provided that (a) such Lender (excluding Heller) shall first
                --------
obtain the prior written consent of Agent, which consent shall not be unreasonably withheld; and (b) any such participation shall be in a minimum amount of $5,000,000, and provided, further, that all amounts payable by
                          --------  -------
Borrowers hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (i) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (ii) any increase of the aggregate principal amount of the Loans;
(iii) any extension of the Expiry Date, any extension of the date on which any Scheduled Installment is to be paid or any extension of any date fixed for any payment of interest or fees payable with respect to any Loan in which such holder participates; (iv) any change of the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (v) any release of Collateral (except if the sale, disposition or release of such Collateral is permitted under subsection 3.7 or 8.2 or any other Loan Document);
(vi) any amendment or waiver of this subsection 8.1 or the definitions of the terms used in this subsection 8.1 insofar as the definitions affect the substance of this subsection 8.1; (vii) any consent to the assignment, delegation or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; (viii) any change in the form in which interest is required to be paid; and (ix) any increase in any advance rate set forth in the Borrowing Base Certificate. Each Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrowers to the participant, and the participant shall for purposes of subsections 1.8, 1.9, 8.4 and 9.1 be considered to be a "Lender".

          Except as otherwise provided in this subsection 8.1 no Lender shall, as between Borrowers and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of a participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender. Each Lender may furnish any information concerning a Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to the provisions of subsection 9.13.

          Each Borrower agrees that it will use its best efforts to assist and cooperate with Agent and any Lender in any manner reasonably requested by Agent or such Lender to effect the sale of a participation or an assignment described above, including without limitation assistance in the preparation of appropriate disclosure documents or placement memoranda.

          Agent shall provide Borrowers with written notice of the name and address of any new Lender after the date hereof.

          Notwithstanding anything contained in this Agreement to the contrary, so long as the Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a "Lender" hereunder unless such Person shall also be capable of making LIBOR Loans.

          8.2  Agent.
               -----

          (A)  Appointment.  Each Lender hereby designates and appoints Heller
               -----------
as its Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in subsections 8.2, 8.3 and 9.2. Agent agrees to act as such on the express conditions contained in this subsection 8.2. The provisions of this subsection 8.2 are solely for the benefit of Agent and Lenders and neither Borrowers nor any Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers or any other Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

          (B) Nature of Duties. The duties of Agent shall be mechanical and
              ----------------
administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of each Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of Borrowers, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

          (C) Rights, Exculpation, Etc. Neither Agent nor any of its officers,
              -------------------------
directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders or all of the Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Loan Documents in accordance with the instructions of Requisite Lenders.

          (D) Reliance. Agent shall be entitled to rely, and shall be fully
              --------
protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

          (E) Indemnification. Lenders will reimburse and indemnify Agent for
              ---------------
and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Borrowers; provided,
                                                                     --------
however, that no Lender shall be liable for any portion of such liabilities,
-------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The obligations of Lenders under this subsection 8.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

          (F) Heller Individually. With respect to its obligations under the
              -------------------
Revolving Loan Commitment, the Loans made by it, and the Notes issued to it, Heller shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller in its individual capacity as a Lender or one of the Requisite Lenders. Heller may lend money to, acquire equity or other ownership interests in, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as Agent pursuant hereto.

          (G)  Successor Agent.
               ---------------

               (1) Resignation. Agent may resign from the performance of all its
                   -----------
agency functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrowers and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

               (2) Appointment of Successor. Upon any such notice of resignation
                   ------------------------
pursuant to clause (1) above, Requisite Lenders shall, upon receipt of Borrowers' prior consent which shall not be unreasonably withheld, appoint a successor Agent. If a successor Agent shall not have been so appointed within the thirty (30) Business Day period, referred to in clause (1) above, the retiring Agent, upon notice to Borrowers, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders, upon receipt of Borrowers' prior written consent which shall not be unreasonably withheld, appoint a successor Agent as provided above.

               (3) Successor Agent. Upon the acceptance of any appointment as
                   ---------------
Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this subsection 8.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

          (H)  Collateral Matters.
               ------------------

               (1) Release of Collateral. Lenders hereby irrevocably authorize
                   ---------------------
Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any property covered by the Security Documents (i) upon termination of the Revolving Loan Commitment and payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted); (ii) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry);
(iii) constituting property leased to a Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Borrower to be, renewed or extended; or (iv) in accordance with the provisions of the succeeding sentence. Agent may release or compromise any Collateral and the proceeds thereof having a value not greater than ten percent (10%) of the total book value of all Collateral, either in a single transaction or in a series of related transactions, with the consent of Lenders owning an aggregate of at least eighty percent (80%) of the Revolving Loan Commitment and the outstanding Term Loan, provided that in no event will Agent, acting under the authority
           --------
granted to it pursuant to this sentence, release or compromise Collateral or the proceeds thereof having a total book value in excess of twenty percent (20%) of the book value of all Collateral, as determined by Agent, during any calendar year.

          (2) Confirmation of Authority; Execution of Releases. Without in any
              ------------------------------------------------
manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 8.2(H)(1)), each Lender agrees to confirm in writing, upon request by Agent or Borrowers, the authority to release any property covered by the Security Documents conferred upon Agent under clauses (i) through (iii) of subsection 8.2(H)(1). Upon receipt by Agent of confirmation from the requisite percentage of Lenders required by subsection 8.2(H)(1), if any, of its authority to release or compromise any particular item or types of property covered by the Security Documents, and upon at least ten (10) Business Days prior written request by Borrowers, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release or compromise of the Liens granted to Agent, for the benefit of Agent and Lenders, upon such Collateral, provided that
                                                                   --------
(i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release or compromise of such Liens without recourse or warranty, and (ii) such release or compromise shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the property covered by the Security Documents.

          (3) Absence of Duty. Agent shall have no obligation whatsoever to any
              ---------------
Lender or any other Person to assure that the property covered by the Security Documents exists or is owned by a Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this subsection 8.2(H) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Security Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by the Security Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders, provided
                                                                        --------
that Agent shall exercise the same care which it would in dealing with loans for its own account.

          (I) Agency for Perfection. Agent and each Lender hereby appoint each
              ---------------------
other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code in any
                                 ---------
applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any collateral security for the Loans unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

          (J) Dissemination of Information. Agent will use its best efforts to
              ----------------------------
provide Lenders with any information received by Agent from Borrowers or any other Loan Party which is required to be provided to a Lender hereunder, provided that Agent shall not be liable to Lenders for any failure to do so,
--------
except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

          8.3 Amendments, Consents and Waivers for Certain Actions.
              ----------------------------------------------------

          (A) Except as otherwise provided in this subsection 8.3, in subsection
9.2 or in any Assignment and Acceptance Agreement and except as to matters set forth in other subsections hereof or in any other Loan Document as requiring only Agent's consent, the consent of Requisite Lenders and Borrowers will be required to amend, modify, terminate, or waive any provision of this Agreement or any of the other Loan Documents.

          (B) In the event Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have denied the giving of such consent.

          (C) If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement as contemplated by clauses (a) through (i) of the first proviso of subsection 9.2, the consent of Requisite Lenders is obtained but the consent of one or more other Lenders whose consent is required is not obtained, then Borrowers shall have the right, so long as all non-consenting Lenders are treated as described in clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender with one or more Replacement Lenders pursuant to subsection 1.10(A) so long as each such Replacement Lender consents to the proposed amendment, modification, termination or waiver or (B) terminate such non-consenting Lender's Pro Rata Share of the Revolving Loan Commitment and prepay in full its Obligations to such non-consenting Lender, in accordance with subsection 1.10(B).

          8.4 Set Off and Sharing of Payments. In addition to any rights now
              -------------------------------
or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, with reasonably prompt subsequent notice to Borrowers (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all
(A) balances held by such Lender at any of its offices for the account of a Borrower or any of its Subsidiaries (regardless of whether such balances are then due to a Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of a Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Pro Rata Shares. Each Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such excess to the Agent for the benefit of all Lenders in accordance with their Pro Rata Shares.

          8.5  Disbursement of Funds. Agent may, on behalf of Lenders, disburse
               ---------------------
funds to Borrowers for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrowers. If Agent elects to require that each Lender make funds available to Agent, prior to a disbursement by Agent to Borrowers, Agent shall advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of the Loan requested by Parent, on behalf of Borrowers, no later than 1:00 p.m. Chicago time on the Funding Date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent's demand, Agent shall promptly notify Borrowers, and Borrowers shall immediately repay such amount to Agent. Any repayment required pursuant to this subsection 8.5 shall be without premium or penalty. Nothing in this subsection 8.5 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of subsection 8.6, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

          8.6  Disbursements of Advances; Payment.
               ----------------------------------

          (A)  Revolving Loan Advances, Payments and Settlements; Interest and
               ---------------------------------------------------------------
Fee Payments.
------------

               (1) The Revolving Loan balance may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrowers. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in Section 1 or subsection 8.5, Revolving Loan advances and payments will be settled among Agent and Lenders according to the procedures described in this subsection 8.6. Notwithstanding these procedures, each Lender's obligation to fund its portion of any advances made by Agent to Borrowers will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

               (2) On the second (2nd) Business Day of each week, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Loan balance as of the close of business of the (2nd) second Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such

Lender's required Pro Rata Share of the Revolving Loan balance to such Lender's actual Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. Chicago time on the Business Day following the Settlement Date.

               (3) For purposes of this subsection 8.6(A)(3), the following terms and conditions will have the meanings indicated:

               (a) "Daily Loan Balance" means an amount calculated as of the end of each calendar day by subtracting (i) the cumulative principal amount paid by Agent to a Lender on a Loan from the Closing Date through and including such calendar day, from (ii) the cumulative principal amount on a Loan advanced by such Lender to Agent on that Loan from the Closing Date through and including such calendar day.

               (b) "Daily Interest Rate" means an amount calculated by dividing the interest rate payable to a Lender on a Loan (as set forth in subsection 1.2) as of each calendar day by three hundred sixty (360).

               (c) "Daily Interest Amount" means an amount calculated by multiplying the Daily Loan Balance of a Loan by the associated Daily Interest Rate on that Loan.

               (d) "Interest Ratio" means a number calculated by dividing the total amount of the interest on a Loan received by Agent with respect to the immediately preceding month by the total amount of interest on that Loan due from Borrower during the immediately preceding month.

On the first (1st) Business Day of each month ("Interest Settlement Date"), Agent will advise each Lender by telephone, telex, or telecopy of the amount of such Lender's Pro Rata Share of interest and fees on each of the Loans as of the end of the last day of the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement or the applicable Assignment and Acceptance Agreement, as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Assignment and Acceptance Agreement) not later than 3:00 p.m. Chicago time on the next Business Day following the Interest Settlement Date, such Lender's Pro Rata Share of interest and fees on each of the Loans. Such Lender's Pro Rata Share of interest on each Loan will be calculated for that Loan by adding together the Daily Interest Amounts for each calendar day of the prior month for that Loan and multiplying the total thereof by the Interest Ratio for that Loan. Such Lender's Pro Rata Share of each of the commitment fee described in subsection 1.2(B) and the Risk Participation Liability fee described in subsection 1.2(C) shall be paid and calculated in a manner consistent with the payment and calculation of interest as described in this subsection 8.6(A).

          (B)  Term Loan Principal Payments. Payments of principal of the Term
               ----------------------------
Loan will be settled on the date of receipt if received by Agent on the first Business Day of a month and on the Business Day immediately following the date of receipt if received by Agent on any day other than the first Business Day of a month.

          (C)  Availability of Lender's Pro Rata Share.
               ---------------------------------------

               (1) Unless Agent shall have received notice from a Lender prior to a Funding Date that such Lender will not make available its Pro Rata Share of a Loan requested by Parent, on behalf of Borrowers, Agent may assume that such Lender has made such amount available to Agent on the Business Day following the next Settlement Date. If a Lender has not in fact made its Pro Rata Share available to the Agent on such date, then such Lender and Borrowers severally agree to pay to Agent forthwith on demand such amount without set-off, counterclaim or deduction of any kind, together with interest thereon, for each day from and including the date such amount is made available to Agent by such Lender to but excluding the date of payment to Agent, at (a) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation or (b) in the case of Borrowers, the interest rate applicable under this Agreement with respect to such Loan. Until any such amount is paid to Agent, Agent shall not be obligated to submit to such Lender any payment made by Borrowers to Agent with respect to any Loan or any fees or other payments with respect thereto.

               (2) Nothing contained in this subsection 8.6(C) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Agent or Borrowers may have against such Lender as a result of any default by such Lender under this Agreement.

               (3) Without limiting the generality of the foregoing, each Lender shall be obligated to fund its Pro Rata Share of any Revolving Loan made after any Event of Default or acceleration of the Obligations with respect to any draw on a Lender Letter of Credit or a Risk Participation Agreement.

          (D)  Return of Payments
               ------------------

               (1) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind together with interest thereon, for each day from and including the date such amount is made available by Agent to such Lender to but excluding the date of repayment to Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

               (2) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Borrower or paid to any other person pursuant to any requirement of law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                                   SECTION 9

                                 MISCELLANEOUS

          9.1  Indemnities. Each Borrower agrees to indemnify, pay, and hold
               -----------
Agent, each Lender and their respective officers, directors, employees, agents, and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of its being a party to this Agreement or the transactions consummated pursuant to this Agreement; provided
                                                                      --------
that Borrowers shall have no obligation to an Indemnitee hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. This subsection and other indemnification provisions contained within the Loan Documents shall survive the termination of this Agreement.

          9.2  Amendments and Waivers. Except as otherwise provided herein, no
               ----------------------
amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders (or Agent, if expressly set forth herein, in any Note or in any other Loan Document) and the applicable Loan Party; provided, that except to the extent permitted by the
                       --------
applicable Assignment and Acceptance Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (a) increase any Lender's Pro Rata Share of the Revolving Loan Commitment; (b) reduce the principal of, rate of interest on or fees payable with respect to any Loan; (c) extend the Expiry Date, extend the date on which any Scheduled Installment is to be paid or extend any date fixed for any payment of interest or fees; (d) change the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (e) release Collateral (except if the sale, disposition or release of such Collateral is permitted under subsection 3.7 or 8.2 or any other Loan Document); (f) amend or waive this subsection 9.2 or the definitions of the terms used in this subsection 9.2 insofar as the definitions affect the substance of this subsection 9.2; (g) consent to the assignment, delegation or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; (h) change the form in which interest is required to be paid; and (i) increase the advance rates set forth in the Borrowing Base Certificate;

and provided, further, that no amendment, modification, termination or waiver
    --------  -------
affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrowers or any other Loan Party in any case shall entitle a Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.2 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by a Loan Party, on such Loan Party.

          9.3  Notices. Any notice or other communication required shall be
               -------
in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Chicago time; (c) if delivered by overnight courier, two (2) days after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

          Notices shall be addressed as follows:

     If to Borrowers or either of them:    c/o OPINION RESEARCH CORPORATION
                                           23 Orchard Road
                                           Skillman, New Jersey 08558
                                           ATTN: Chief Executive Officer
                                           Telecopy: (908) 281-5103

     With a copy to:                       WOLF, BLOCK, SCHORR AND
                                           SOLIS-COHEN LLP
                                           111 South Fifteenth Street
                                           12/th/ floor
                                           Philadelphia, Pennsylvania 19102-2678
                                           ATTN: David Gitlin, Esq.
                                           Telecopy: (215) 977-2740

                                           [after July 4, 1999]:

                                    WOLF, BLOCK, SCHORR AND
                                    SOLIS-COHEN LLP
                                    1650 Arch Street
                                    Philadelphia, Pennsylvania 19103
                                    ATTN: David Gitlin, Esq.
                                    Telecopy: (215) 977-2740

     If to Agent or Heller:         HELLER FINANCIAL, INC.
                                    500 West Monroe Street
                                    Chicago, Illinois  60661
                                    ATTN: Account Manager
                                          Corporate Finance
                                    Telecopy: (312) 441-7367

     With a copy to:                HELLER FINANCIAL, INC.
                                    500 West Monroe Street
                                    Chicago, Illinois 60661
                                    ATTN: Legal Services
                                          Corporate Finance
                                    Telecopy: (312) 441-6876

                              If to a Lender: To the address set forth on the signature page hereto or in the applicable Assignment and Acceptance Agreement

          9.4  Failure or Indulgence Not Waiver; Remedies Cumulative. No
               -----------------------------------------------------
failure or delay on the part of Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

          9.5  Marshalling; Payments Set Aside. Neither Agent nor any Lender
               -------------------------------
shall be under any obligation to marshall any assets in payment of any or all of the Obligations. To the extent that a Borrower makes payment(s) or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

          9.6  Severability. The invalidity, illegality, or unenforceability
               ------------
in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

          9.7  Lenders' Obligations Several; Independent Nature of Lenders'
               ------------------------------------------------------------
Rights. The obligation of each Lender hereunder is several and not joint and
------
no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

          9.8  Headings. Section and subsection headings are included herein
               --------
for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

          9.9  Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL
               --------------
BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

          9.10 Successors and Assigns. This Agreement shall be binding upon
               ----------------------
and inure to the benefit of the parties hereto and their respective successors and assigns except that no Borrower may assign its rights or obligations hereunder without the written consent of all Lenders.

          9.11 No Fiduciary Relationship. No provision in the Loan Documents
               -------------------------
and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to a Borrower by Agent or any Lender.

          9.12 Construction. Agent, each Lender and each Borrower acknowledge
               ------------
that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Agent, each Lender and each Borrower.

          9.13 Confidentiality. Agent and each Lender agree to exercise their
               ---------------
best efforts to keep any non-public information delivered pursuant to the Loan Documents confidential from Persons other than those employed by or engaged by Agent or such Lender and those employed by or engaged by Agent's or such Lender's assignees or participants, or potential assignees or participants. This subsection shall not apply to disclosures required to be made by Agent or any Lender to any regulatory or governmental agency or pursuant to legal process.

          9.14  CONSENT TO JURISDICTION. EACH BORROWER HEREBY CONSENTS TO THE
                -----------------------
JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON A BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO A BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

          9.15  WAIVER OF JURY TRIAL. EACH BORROWER, AGENT AND EACH LENDER
                --------------------
HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH BORROWER, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER, AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

          9.16  Survival of Warranties and Certain Agreements. All agreements,
                ---------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, issuances of Lender Letters of Credit and Risk Participation Agreements and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 1.3(C), 1.8, 1.9,
9.1 and 9.19 shall survive the payment of the Loans.

          9.17  Entire Agreement. This Agreement, the Notes and the other Loan
                ----------------
Documents referred to herein embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

          9.18  Counterparts; Effectiveness. This Agreement and any amendments,
                ---------------------------
waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

          9.19  Joint and Several Liability of Borrowers. Each of the Borrowers
                ----------------------------------------
shall be jointly and severally liable hereunder and under each of the other Loan Documents with respect to all Obligations, regardless of which of the Borrowers actually receives the proceeds of the Loans or the benefit of any other extensions of credit hereunder, or the manner in which Parent, the Borrowers, the Agent or the Lenders account therefor in their respective books and records. Notwithstanding the foregoing, (i) each Borrower's obligations and liabilities with respect to proceeds of Loans which it receives or Letters of Credit or Risk Participation Agreements issued for its account, and related fees, costs and expenses, and (ii) each Borrower's obligations and liabilities arising as a result of the joint and several liability of the Borrowers hereunder with respect to proceeds of Loans received by, or Letters of Credit or Risk Participation Agreements issued for the account of, any of the other Borrowers, together with the related fees, costs and expenses, shall be separate and distinct obligations, both of which are primary obligations of such Borrower. Neither the joint and several liability of, nor the Liens granted to the Agent under the Security Documents by, any of the Borrowers shall be impaired or released by (A) the failure of the Agent or any Lender, any successors or assigns thereof, or any holder of any Note or any of the Obligations to assert any claim or demand or to exercise or enforce any right, power or remedy against any Borrower, any Subsidiary of any Borrower, any other Person, the Collateral or otherwise; (B) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Obligations or the release or compromise of any obligation of any nature of any Person with respect thereto; (C) the surrender, release or exchange of all or any part of any property (including without limitation the Collateral) securing payment, performance and/or observance of any of the Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property; (D) any action or inaction on the part of the Agent or any Lender, or any other event or condition with respect to any other Borrower, including any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such other Borrower, or a guarantor or surety of or for any or all of the Obligations; and (E) any other act, matter or thing (other than payment or performance of the Obligations) which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of such or any other Borrower.

                                  SECTION 10

                                  DEFINITIONS

          10.1  Certain Defined Terms. The terms defined below are used in this
                ---------------------
Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

          "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition in excess of fifty percent (50%) of the capital stock, partnership interests or other equity interests of any Person or otherwise causing any Person to become a Subsidiary of the Borrower or (c) a merger or consolidation of any other business combination with another Person.

          "Affiliate" means any Person: (a) directly or indirectly controlling, controlled by, or under common control with, a Borrower; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in a Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by a Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agent" means Heller in its capacity as agent for the Lenders under this Agreement and each of the other Loan Documents and any successor in such capacity appointed pursuant to subsection 8.2.

          "Agreement" means this Credit Agreement (including all schedules and exhibits hereto), as the same may from time to time be amended, supplemented or otherwise modified.

          "Asset Disposition" means the disposition whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the following: (a) any of the capital stock or other equity or ownership interest of any of a Borrower's Subsidiaries or (b) any or all of the assets of a Borrower or any of its Subsidiaries other than (i) sales of inventory in the ordinary course of business and (ii) sales by Company of low income housing tax credits.

          "Assignment and Acceptance Agreement" means an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Revolving Loan Commitment and other interests under this Agreement and the other Loan Documents.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

          "Borrower" and "Borrowers" shall have the meaning ascribed to that term in the preamble of this Agreement.

          "Business Day" means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Commonwealth of Pennsylvania or the States of Illinois or New Jersey, or is a day on which banking institutions located in any such states are closed, and (b) with respect to all notices, determinations, fundings and payments in connection with Loans bearing interest at the LIBOR, any day that is a Business Day described in clause
     (a) above and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank LIBOR market.

          "Capitalization/Acquisition Documents" means, collectively: (a) any or all of the stock certificates, notes, debentures or other instruments representing securities bought, sold or issued, or loans made, to facilitate the consummation of the Related Transactions; (b) the indentures or other documents pursuant to which such stock, notes, debentures or other instruments are issued or to be issued including the Subordinated Loan Agreement; (c) each document governing the issuance of, or setting forth the terms of, such stock, notes, debentures or other instruments; (d) any stockholders, registration or intercreditor agreement among or between the holders of such stock, notes, debentures or other instruments; (e) the Purchase Agreement; and (f) all other instruments, documents and agreements executed in connection with the Macro Acquisition; but excluding all Loan Documents.

          "Closing Date" means May __, 1999.

          "Collateral" means, collectively: (a) all capital stock and other property pledged pursuant to the Security Documents; (b) all "Collateral" as defined in the Security Documents; (c) all real property mortgaged pursuant to the Security Documents; and (d) any property or interest provided in addition to or in substitution for any of the foregoing.

          "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "Domestic Subsidiary" means a Subsidiary of a Borrower organized under the laws of a jurisdiction located in the United States.

          "Dormant Foreign Subsidiary" means GSR/SIA Limited, Golden Simmons Limited, C.de G. Research Limited, Macro International Sp. Z0.0, Macro

     International Z.A.O. and Macro International Consulting Ltd. d/b/a Macro International kft.

          "Earn-Out Reserve" means as of any calculation date, the aggregate amount calculated with respect to the Macro Earn-Out and ProTel Earn-Out as set forth herein. Calculations of the Earn-Out Reserve shall be made as of the earlier of (a) each date on which the amount of an earn-out payment with respect to the Macro Earn-Out and/or ProTel Earn-Out is determinable or (b) each date which is forty-five (45) days prior to the date on which such payment is to be made. The Earn-Out Reserve shall equal the amount of the earn-out payment to be made or, if the amount is in dispute, the maximum amount which may be payable in respect of the Macro Earn-Out and the ProTel Earn-Out. At such time as a payment is made in respect of the Macro Earn-Out and/or ProTel Earn-Out, the Earn-Out Reserve shall be reduced on a dollar for dollar basis.

          "Expiry Date" means the earlier of (a) the suspension (subject to reinstatement) of the Lenders' obligations to make Revolving Loans pursuant to subsection 6.2, (b) the acceleration of the Obligations pursuant to subsection 6.3 or (c) May 31, 2005.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100th of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100th of 1%) of the quotations for such day for such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary" means a Subsidiary of a Borrower which is not a Domestic Subsidiary.

          "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of 'Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

          "Indebtedness" as applied to any Person, means, without duplication:
     (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument including the Macro Earn-Out and the ProTel Earn-Out; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

          "IRC" means the Internal Revenue Code of 1986, as amended from time to time and all rules and regulations promulgated thereunder.

          "Lender" or "Lenders" means Heller and each other financial institution listed on the signature pages hereof together with their successors and permitted assigns pursuant to subsection 8.1.

          "Lien" means any lien, mortgage, pledge, security interest, charge, encumbrance or governmental levy or assessment of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof), and any agreement to give any lien, mortgage, pledge, security interest, charge or encumbrance.

          "Loan" or "Loans" means an advance or advances under the Revolving Loan Commitment or the Term Loan.

          "Loan Documents" means this Agreement, the Notes, the Security Documents and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for the benefit of Agent or any Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time; but excluding all Capitalization/Acquisition Documents.

          "Loan Party" means, collectively, a Borrower, a Borrower's Subsidiaries and any other Person (other than Agent and each Lender) which is or becomes a party to any Loan Document.

          "Macro Earn-Out" means the amount, if any, required to be classified on a balance sheet prepared in accordance with GAAP, on account of amounts payable in accordance with Section 2(a)(iii) of the Purchase Agreement as in effect on the date hereof.

          "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, prospects, properties, assets or condition (financial or otherwise) of a Borrower or any of its Subsidiaries or (b) the impairment of the ability of any Loan Party to perform in any material respect its obligations under any Loan Document to which it is a party or of Agent or any Lender to enforce any Loan Document or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

          "Net Proceeds" means cash proceeds received by a Borrower or any of its Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (a) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease or transfer) and (b) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

          "Note" or "Notes" means one or more of the notes of Borrowers substantially in the form of Exhibit 10.1(A), or any combination thereof.

          "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent or any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against a Borrower, any of its Subsidiaries or any other Loan Party.

          "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

          "Pro Forma" means the unaudited consolidated and consolidating balance sheets of Parent and its Subsidiaries prepared in accordance with GAAP as of the Closing Date after giving effect to the Related Transactions. The Pro Forma is annexed hereto as Schedule 10.1(A).

          "Pro Rata Share" means (a) with respect to a Lender's obligation to lend a portion of the Term Loan and receive payments of interest and principal with respect thereto, the percentage obtained by dividing (i) such Lender's commitment to make a portion of the Term Loan, as set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Assignment and Acceptance Agreement, if any, executed by such Lender, by (ii) all such commitments of all Lenders to make the Term Loan, (b) with respect to a Lender's obligation to make Revolving Loans and receive payments of interest and principal with respect thereto (and with respect to the related commitment fee described in subsection 1.2(B)) and with respect to a Lender's obligation to share in Risk Participation Liability (and with respect to the related Risk Participation Liability fee described in subsection 1.2(C)), the percentage obtained by dividing (i) such Lender's commitment to make Revolving Loans, as set forth on the signature page of this agreement opposite such Lender's signature or in the most recent Assignment and Acceptance Agreement, if any, executed by such Lender, by (ii) all such commitments of all Lenders to make Revolving Loans and (c) with respect to all other matters (including without limitation the indemnification obligations arising under subsection 8.2(E)), the percentage obtained by dividing (i) the sum of the then outstanding portion of the Term Loan which was funded by such Lender, plus the commitment of
                                                       ----
     such Lender to make Revolving Loans, as set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Assignment and Acceptance Agreement, if any, executed by such Lender, by
     (ii) the sum of the then outstanding Term Loan, plus the aggregate
                                                     ----
     Revolving Loan Commitment.


          "Projections" means Parent's forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary basis on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          "ProTel Earn-Out" means the amount, if any, required to be classified on a balance sheet prepared in accordance with GAAP on account of amounts payable in accordance with Section 4(c)(v), (vi) and (vii) of the ProTel Purchase Agreement as in effect on the date hereof.

          "ProTel Purchase Agreement" means the Asset Purchase Agreement dated December 11, 1997 among ORC ProTel, Inc., Parent, ProTel Marketing, Inc. and the individuals named therein as "Principals".

          "Related Transactions" means the Macro Acquisition, the execution and delivery of the Related Transactions Documents, the funding of all Loans on the Closing Date, the funding of the Indebtedness evidenced by the Subordinated Note, the repayment of the Indebtedness identified on Schedule 10.1(B) which is to be paid in full on the Closing Date, and the payment of all fees, costs and expenses associated with all of the foregoing.

          "Related Transactions Documents" means the Loan Documents, the Capitalization/Acquisition Documents and all other agreements, instruments and documents executed or delivered in connection with the Related Transactions.

          "Requisite Lenders" means Lenders having (a) sixty-six and two-thirds percent (66-2/3%) or more of the sum of the Revolving Loan Commitment and the outstanding principal balance of the Term Loan or, (b) if the Revolving Loan Commitment has been terminated, sixty-six and two-thirds percent (66-2/3%) or more of the aggregate outstanding principal balance of the Loans.

          "Risk Participation Liability" means, as to each Lender Letter of Credit and each Risk Participation Agreement, all reimbursement obligations of Borrowers to the issuer of the Lender Letter of Credit or to the issuer of the letter of credit with respect to the transaction for which the Risk Participation Agreement was executed and delivered, consisting of (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid and made available by the issuing bank to the extent not reimbursed by Borrowers, whether by the making of a Revolving Loan or otherwise; and (c) all accrued and unpaid interest, fees and expenses with respect thereto. For purposes of determining the outstanding amount of Risk Participation Liability, the maximum amount potentially owing under any Risk Participation Agreement will be considered outstanding unless the bank which is the beneficiary of such Risk Participation Agreement reports daily activity to Agent showing actual outstanding letters of credit subject to such Risk Participation Agreement in which event the outstanding amount of Risk Participation Liability shall be the amount of such actual outstanding letters of credit from time to time.

          "Security Documents" means all instruments, documents and agreements executed by or on behalf of any Person to guaranty or provide collateral security with respect to the Obligations including, without limitation, any security agreement or pledge agreement, any guaranty of the Obligations, any mortgage or deed of trust, and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

          "Subordinated Lender" means, collectively, Allied Capital Corporation, a Maryland corporation, Allied Investment Corporation, a Maryland corporation and their successors and assigns.

          "Subordinated Loan Agreement" means the Investment Agreement of even date herewith between Parent and Subordinated Lender, as in effect on the date hereof and as the same may be amended or modified as permitted herein.

          "Subordinated Note" means, collectively, that certain Subordinated Debenture of even date herewith in the original principal amount of $9,500,000 made by Parent to Allied Capital Corporation, that certain Subordinated Debenture of even date herewith in the original principal amount of $5,500,000 made by Parent to Allied Investment Corporation, together with any subordinated debentures issued in exchange or substitution therefor not prohibited herein.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          10.2  Other Definitional Provisions. References to "Sections",
                -----------------------------
"subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 10.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

     [Remainder of page left intentionally blank; signature page follows]

          Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                    OPINION RESEARCH CORPORATION, a Delaware corporation

                                    By:   /s/ John F. Short
                                       ------------------------------------
                                    Name: John F. Short
                                    Title: President

                                    ORC INC., a Delaware corporation

                                    By:   /s/ Douglas L. Cox
                                       ----------------------------------
                                    Name: Douglas L. Cox
                                    Title: Secretary

Commitment to make                  HELLER FINANCIAL, INC., as
Revolving Loans:                    Agent and a Lender
$20,000,000

Percentage of Revolving             By:   /s/ Karen Rode
                                       -----------------------------------
Loan Commitment:                    Name: Karen Rode
100%                                Title: Vice President


Commitment to make
Term Loan:
$30,000,000

Percentage of Term Loan:
100%

LIST OF EXHIBITS AND SCHEDULES
------------------------------

Exhibits
--------
Exhibit 1.2(G)           -    LIBOR Loan Request
Exhibit 1.5(B)           -    Excess Cash Flow Computation
Exhibit 4.8(C)           -    Compliance Certificate
Exhibit 4.8(E)           -    Borrowing Base Certificate
Exhibit 10.1(A)          -    Notes

Schedules
---------

Schedule 3.2(A)(10)      -    Liens
Schedule 3.4             -    Contingent Obligations
Schedule 3.8             -    Affiliate Transactions
Schedule 3.9             -    Business Description
Schedule 5.4(A)          -    Jurisdictions of Organization
Schedule 5.4(B)          -    Capitalization
Schedule 5.4(D)          -    Foreign Qualifications
Schedule 5.6             -    Intellectual Property
Schedule 5.7             -    Investigations and Audits
Schedule 5.8             -    Employee Matters
Schedule 7.1             -    List of Closing Documents
 Subschedule 1           -    Litigation
 Subschedule 2           -    Employee Benefit Plan
 Subschedule 3           -    Closing Fees
 Subschedule 4           -    Investments
 Subschedule 5           -    Derivatives
 Subschedule 6           -    Bank Accounts
Schedule 10.1(A)         -    Pro Forma
Schedule 10.1(B)         -    Indebtedness to be Repaid

                                                                  EXHIBIT 1.2(G)

                            LIBOR RATE LOAN REQUEST


                         OPINION RESEARCH CORPORATION


                                               __________, ____

Heller Financial, Inc., as Agent
500 West Monroe Street
Chicago, Illinois  60661

Attention:  Portfolio Analyst
            Corporate Finance Group

Ladies and Gentlemen:

     We refer to the Credit Agreement dated as of May __, 1999 (as the same has been or may hereafter be amended, modified or supplemented, the "Credit Agreement") among the undersigned, ORC, Inc., a Delaware corporation, Heller Financial, Inc., a Delaware corporation, as Agent and a Lender and the other Lenders from time to time party thereto. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

     Pursuant to subsection 1.2(G) of the Credit Agreement, Parent, on behalf of Borrowers, hereby:

     (1) gives notice that on ____________, _____ Borrowers desire to borrow an aggregate principal amount of $_____________, which shall be a LIBOR Loan. The LIBOR Loan shall have an Interest Period of __________ months [insert 1, 2, 3 or 6]; or

     (2)  makes a request to:

          (a) convert $______________ [of presently outstanding [Base Rate/LIBOR] Revolving Loans] [of the presently outstanding Term Loan, which is presently a [Base Rate/LIBOR Rate]] [with an Interest Period expiration date of ___________, ____] to [Base Rate/LIBOR Loans] on ___________, ____. If
converting to LIBOR Loans, the Interest Period for such LIBOR Loans is requested to be a [one/two/three/six] month period.

          (b) continue as LIBOR Loans $___________ of presently outstanding LIBOR Loans constituting [Revolving Loans/a portion of the Term Loan] with an Interest Period expiration date of ___________, ____. The Interest Period for such LIBOR Loans is requested to be a [one/two/three/six] month period.

     The undersigned hereby certifies that, both before and after giving effect to the advance, conversion or continuation request above (i) all of the representations and warranties contained in the Credit Agreement and the other Loan Documents, together with all supplemental disclosures delivered to Agent prior to the date hereof, are true, correct and complete in all material respects as of the date hereof, and (ii) no Default or Event of Default has occurred and is continuing on the date hereof.

                                                 Sincerely,

                                                 OPINION RESEARCH CORPORATION


                                                 By_____________________________
                                                 Its____________________________

                                                                  EXHIBIT 1.5(B)

                         EXCESS CASH FLOW CERTIFICATE

                         OPINION RESEARCH CORPORATION

                            Date:  __________, ____


          This certificate is given by OPINION RESEARCH CORPORATION ("Borrower") pursuant to subsection 1.5(B) of that certain Credit Agreement dated as of May __, 1999 among Borrower, the Lenders from time to time party thereto and HELLER FINANCIAL, INC., as agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

          The officer executing this certificate is the Chief Financial Officer [Chief Executive Officer] of Borrower and as such is duly authorized to execute and deliver this certificate on behalf of Borrower. By executing this certificate such officer hereby certifies to Heller that:

          (a) set forth below is a schedule of Excess Cash Flow for the year ended _______________, _____ and the calculation of the required repayment of $________________;

          (b) the schedule set forth below is based on the audited financial statements which have been delivered to Agent in accordance with subsection 4.8(B)

          IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by its Chief Financial Officer [Chief Executive Officer] this ____ day of ___________, _____.


                                   By_____________________________
                                      Chief Financial Officer
                                     [Chief Executive Officer]

Excess Cash Flow is defined as follows:
EBITDA (as calculated on Exhibit 4.8(C) to the Credit Agreement
("Exhibit 4.8(C)")                                                                 $__________

Less:  Any provision for (or plus any benefit from) income or
       franchise taxes included in the determination of net income                  __________

       Unfinanced Capital Expenditures (as calculated on Exhibit 4.8(C))
                                                                                    __________

       Other Capitalized Costs, defined as the gross amount
       capitalized, for any fiscal period, as long-term assets (net of cash received in respect of long-term assets), other than
       (a) Capital Expenditures and (b) fees and expenses
       capitalized with respect to the Related Transactions
                                                                                    __________
        Scheduled principal payments with respect to Indebtedness
       actually paid in cash (including the principal portion of
       scheduled payments of capital lease obligations but excluding
       (i) mandatory prepayments required by subsection 1.5, (ii)
       excluding reductions of the Revolving Loan and (iii) payments
       in respect of the Macro Earn-Out and/or ProTel Earn-Out)                     __________

       Total Interest Expenses (as calculated on Exhibit 4.8(C))
                                                                                    __________

       The aggregate of all voluntary prepayments of the Term Loan made in accordance with subsection 1.5(A) of the Credit
       Agreement                                                                    __________


       Restricted Junior Payments made in cash and permitted under
       subsection 3.5                                                               __________

       Macro Earn-Out Adjustment Amount (as defined and calculated in
       Schedule 1 hereto)                                                           ___________

       ProTel Earn-Out Adjustment Amount (as defined and calculated
       in Schedule 1 hereto)                                                        ___________

Total Deductions                                                                   $===========

                                                                  EXHIBIT 1.5(B)
                                                                        (cont'd)

                         EXCESS CASH FLOW CERTIFICATE

                         OPINION RESEARCH CORPORATION

                            Date:  __________, ____


Plus:  Decrease (increase) in Working Capital (defined below)                      __________

       Decreases (increases) in long term deferred tax assets                      __________

       Increases (decreases) in long term deferred tax liabilities                 __________

       Increases (decreases) in long term portion of accrued
       liabilities and other long-term liabilities, excluding                      _________
       Indebtedness

Total Addbacks                                                                     $=========

Excess Cash Flow                                                                   $=========

Required prepayment percentage                                                      50%

Required prepayment amount                                                         $=========

                                                                  EXHIBIT 1.5(B)
                                                                        (cont'd)

                         EXCESS CASH FLOW CERTIFICATE

                         OPINION RESEARCH CORPORATION

                            Date:  __________, ____


Decrease (increase) in Working Capital, for the purposes of the calculation of Excess Cash Flow, means the following:

                                                       Beg. of Period        End of Period

Current assets:                                        $____________         $____________

Less:  Cash                                            _____________         _____________

       Cash Equivalents                                _____________         _____________

       Amounts due from Affiliates                     _____________         _____________

Adjusted current assets:                               $============         =============

Current liabilities:                                   $____________         $____________

Less:  Revolving Loans                                 _____________         _____________

         Current portion of                            _____________         _____________
Indebtedness

         Amounts due to Affiliates                     _____________         _____________

Adjusted current liabilities:                          $============         $============

Working Capital:                                       $============         $============

Decrease (Increase) in Working Capital [Beginning of
period minus end of period working capital]                                  $============

                                                                      SCHEDULE 1
                                                                  TO EXCESS CASH
                                                                FLOW CERTIFICATE


ProTel Earn-Out Adjustment Amount
---------------------------------


1. With respect to the calculation of Excess Cash Flow for the year ending December 31, 1999:

     (a) there shall be no deduction for any amounts paid during such year on account of the ProTel Earn-Out;

     (b) there shall be a deduction for, and equal to, amounts paid on March 1, 2000 pursuant to Sections 4(b)(iii) and (iv) of the ProTel Purchase Agreement.

2. With respect to the calculation of Excess Cash Flow for the year ending December 31, 2000:

     (a) there shall be no deduction for any amounts paid during such year on account of the ProTel Earn-Out;

     (b) there shall be a deduction for, and equal to, amounts paid on March 1, 2001 pursuant to Sections 4(b)(v), (vi) and (vii) of the ProTel Purchase Agreement.

3. With respect to the calculation of Excess Cash Flow for the year ending December 31, 2001, there shall be no deduction for amounts paid during such year on account of the ProTel Earn-Out.

Macro Earn-Out Adjustment Amount
--------------------------------

1. With respect to the calculation of Excess Cash Flow for the year ending December 31, 1999, there shall be deducted the amount of $3,200,000, representing the maximum amount payable pursuant to Sections 2(a)(iii)(A) and (B) of the Purchase Agreement provided, however, in the event Borrower shall not be required to pay the maximum amount pursuant to said sections, then, within five days after the date on which any such amount is paid pursuant to such sections, Borrower shall pay to Agent 50% of the amount by which $3,200,000 exceeds the actual amount paid by Borrower, for application to the Loans in accordance with subsection 1.5(e) of the Credit Agreement.

2. With respect to the calculation of Excess Cash Flow for the year ending December 31, 2000, there shall be deducted the amount of $5,500,000, representing the maximum amount payable pursuant to Sections 2(a)(iii)(C),
     (D) and (E) provided, however, in the
     event Borrower shall not be required to pay the maximum amount pursuant to said sections, then, within five days after the date on which any such payment is made pursuant to such sections, Borrower shall pay to Agent 50% of the amount by which $5,500,000 exceeds the actual amount paid by Borrower, for application to the Loans in accordance with subsection 1.5(e) of the Credit Agreement.

                                                                  EXHIBIT 4.8(C)

                            COMPLIANCE CERTIFICATE

                         OPINION RESEARCH CORPORATION
                                   ORC INC.

                            Date: __________, _____

     This certificate is given by OPINION RESEARCH CORPORATION ("Parent") and ORC INC. (together with Parent, "Borrowers") pursuant to subsection 4.8(C) of that certain Credit Agreement dated as of May __, 1999 among Borrowers, the Lenders from time to time party thereto and HELLER FINANCIAL, INC., as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     The officer executing this certificate on behalf of each Borrower is the Chief Financial Officer [Chief Executive Officer] of such Borrower and as such is duly authorized to execute and deliver this certificate on behalf of such Borrower. By executing this certificate, Borrowers hereby certify to Agent and Lenders that:

     (a) the financial statements delivered with this certificate in accordance with subsection 4.8(A) and/or 4.8(B) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrowers and their Subsidiaries as of the dates of such financial statements;

     (b) Borrowers have reviewed the terms of the Credit Agreement and the Notes and have made, or caused to be made under the supervision of the officers executing this certificate, a review in reasonable detail of the transactions and conditions of Borrowers and their Subsidiaries during the accounting period covered by such financial statements;

     (c) such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrowers have taken, are undertaking and propose to take with respect thereto;

     (d) As of the last measurement date immediately preceding, or on, the date hereof, Borrowers are in compliance with the covenants contained in Section 4 of the Credit Agreement, as demonstrated by the calculation of such covenants below, except as set forth below or described in Schedule 1 hereto; and

     (e) as of the most recent Adjustment Date, the Total Adjusted Indebtedness to Adjusted EBITDA Ratio, for purposes of determining the applicable interest rate margins pursuant to subsection 1.2(A) of the Credit Agreement, is ______, as calculated in Schedule 2 hereto.

     IN WITNESS WHEREOF, Borrowers have caused this Certificate to be executed by its Chief Financial Officer [Chief Executive Officer] this ____ day of ___________, ____.

                                   OPINION RESEARCH CORPORATION


                                   By:____________________________
                                     Chief Financial Officer
                                     [Chief Executive Officer]

                                   ORC INC.


                                   By:____________________________
                                     Chief Financial Officer
                                     [Chief Executive Officer]

                                                                  EXHIBIT 4.8(C)

                            COMPLIANCE CERTIFICATE

                         OPINION RESEARCH CORPORATION
                                   ORC INC.

                            Date: __________, _____

                             CAPITAL EXPENDITURES
                             --------------------
                               (subsection 4.1)


Capital Expenditures are defined as follows:

Amount capitalized as capital expenditures for the period, under
GAAP, as property, plant, and equipment or similar fixed asset
accounts                                                             $__________


Plus: deposits made in the period in connection with property, plant, and equipment; less deposits of a prior period included
      above                                                           __________

Less: Net Proceeds of Asset Dispositions which (i) Borrower is permitted to reinvest under subsection 1.5(C) of the Credit
      Agreement and (ii) are included in capital expenditures above   __________


Capital Expenditures                                                 $==========

Permitted Capital Expenditures                                       $__________

In Compliance                                                        Yes/No

Capital Expenditures (from above)                                    $__________

Less: Portion of Capital Expenditures financed under capital leases or other Indebtedness (Indebtedness, for this purpose, does not include drawings under the Revolving Loan Commitment) __________

Unfinanced Capital Expenditures (used in calculation of Fixed
Charge Coverage and Excess Cash Flow)                                $==========

Note: All amounts in Exhibit 4.8(C) are without duplication and, unless otherwise indicated, are calculated for Borrower and its Subsidiaries on a consolidated basis

                                    EBITDA
                                    ------
                               (subsection 4.3)

EBITDA is defined as follows:

Net income (or loss) for the period of Borrower and its
Subsidiaries on a consolidated basis determined in
accordance with GAAP, but excluding: (a) the income (or
loss) of any Person (other than Subsidiaries of Borrower) in which Borrower or any of its Subsidiaries has an ownership
interest unless received by Borrower or its Subsidiary in a
cash distribution; and (b) the income (or loss) of any
Person (other than Company, whose net income (or loss) shall be included in the calculation of EBITDA) accrued prior to
the date it became a Subsidiary of Borrower or is
merged into or consolidated with Borrower                          $__________

Plus, without duplication:

     Any provision for (or less any benefit from) income and
     franchise taxes included in the determination of net income    __________

     Interest expense deducted in the determination of net income   __________

     Amortization and depreciation deducted in determining net
     income                                                         __________


     Losses (or less gains) from Asset Dispositions or other
     non-cash items included in the determination of net income
     (excluding sales, expenses or losses related to current
     assets)                                                        __________

      Extraordinary losses (or less gains), as defined under
      GAAP, net of related tax effects                              ___________

      To the extent deducted in computing net income (loss),
      one time severance expenses not to exceed $2,470,000 in       ___________
      the aggregate in connection with the termination of employment of Michael Cooper

      To the extent deducted in determining net income (or loss),   ___________
      (a) loss incurred by Company for closure of Eastern
      Europe Operations not to exceed $350,000 in the aggregate and (b) translation loss incurred in connection with such closure, not to exceed $210,000 in the aggregate


Less: Expenditures pursuant to the last sentence of
      subsection 4.9 applicable to, but not included in, the
      Pro Forma; including expenditures during the period
      made in connection with the Related Transactions and
      payment of liabilities existing on the Closing Date           ___________

EBITDA                                                              $==========

Required EBITDA                                                     $==========

In Compliance                                                       Yes/No

                             FIXED CHARGE COVERAGE
                             ---------------------
                               (subsection 4.4)


Fixed Charge Coverage is defined as follows:

Fixed Charges:

Interest expense, net of interest income, included in the
determination of net income                                         $__________

Less: Amortization of capitalized fees and expenses incurred with respect to the Related Transactions included in
      interest expense                                               __________


      Amortization of any original discount attributable to
      any warrants included in interest expense                      __________

      Interest paid in kind and included in interest expense
                                                                     __________

Total Interest Expenses                                             $==========

Plus: Any provision for (benefit from) income or franchise
      taxes included in the determination of net income              __________

      Increases (decreases) in short-term and long-term
      deferred tax assets                                            __________

      Decreases (increases) in short-term and long-term
      deferred tax liabilities                                       __________

      Scheduled payments of principal with respect to all
      Indebtedness (including the principal portion of
      scheduled payments of capital lease obligations but
      excluding (i) mandatory prepayments required by
      subsection 1.5, (ii) reductions of the Revolving Loan
      and (iii) payments in respect of the Macro Earn-Out
      and ProTel Earn-Out)                                           __________

      Restricted Junior Payments made in cash (other than
      Interest Expense and other than Restricted
      Junior Payments described in subsection 3.5(C) of the
      Credit Agreement paid prior to June 30, 2000)                  __________

Fixed Charges                                                       $==========

Operating Cash Flow:

EBITDA for the period in question (calculated in the manner          $__________
required by subsection 4.3)

Less: Unfinanced Capital Expenditures (calculated in the manner
      required by subsection 4.1)                                     __________

      Other Capitalized Costs, defined as the gross amount
      capitalized, for any fiscal period, as long term assets (net of cash received in respect of long term assets), other than
      (a) Capital Expenditures and (b) fees and expenses
      capitalized with respect to the Related Transactions            __________

Operating Cash Flow                                                  $==========

Fixed Charge Coverage  (Operating Cash Flow divided by Fixed
Charges)                                                              __________

Required Fixed Charge Coverage                                        __________

In Compliance                                                           Yes/No

                            TOTAL INTEREST COVERAGE
                            -----------------------
                               (subsection 4.5)


Total Interest Expense (calculated in the manner required by
subsection 4.4)                                                      $__________

Operating Cash Flow for the period in question (calculated in the
manner required by subsection 4.4)                                   $__________

Total Interest Coverage (Operating Cash Flow divided by Interest
Expenses)                                                             __________

Required Total Interest Coverage                                      __________

In Compliance                                                         Yes/No

                 SENIOR INDEBTEDNESS TO ADJUSTED EBITDA RATIO
                 --------------------------------------------
                               (subsection 4.6)

Senior Indebtedness:

Average daily principal balance of the Revolving Loans for the one
month period ending on the date set forth above                       $_________

Plus: Outstanding principal balance of the Term Loan                   _________

      Outstanding principal balance of all other Indebtedness
      (including Indebtedness in respect of the Macro Earn-Out and
      ProTel Earn-Out), other than Indebtedness which is expressly     _________
      subordinated to the Obligations

Less: Unrestricted cash on hand of Borrower and its Domestic
      Subsidiaries in immediately available funds, not to exceed the amount of the Macro Earn-Out and ProTel Earn-Out included above _________

Senior Indebtedness                                                   $=========

EBITDA (calculated in the manner required by subsection 4.3)          $=========

Plus:    Pro Forma EBITDA/1/                                           $________

Equals:  Adjusted EBITDA                                              $_________

Senior Indebtedness to Adjusted EBITDA Ratio                           _________

1/  Pro Forma EBITDA means an amount equal to operating earnings before
-
    interest, taxes, depreciation and amortization for each Person acquired by a Borrower in connection with an Acquisition permitted under the Credit Agreement for the most recent 12 month period preceding such Acquisition, which amount shall be calculated by Borrowers and shall be subject to the approval of Agent and Requisite Lenders. After the closing of such Acquisition, Pro Forma EBITDA with respect to each such Person shall equal such 12 month number multiplied by a fraction, the numerator of which is twelve minus the number of full calendar months such Person, or its assets, have been owned by a Borrower for which Agent has received monthly financial statements, and the denominator of which is 12.

Maximum Senior Indebtedness to Adjusted EBITDA Ratio           _________

In Compliance                                                  Yes/No

                  TOTAL INDEBTEDNESS TO ADJUSTED EBITDA RATIO
                  -------------------------------------------
                               (subsection 4.7)

Total Indebtedness:

Average daily principal balance of the Revolving Loans for the one
month period ending on the date set forth above                       $_________

Plus: Outstanding principal balance of the Term Loan                   _________

      Outstanding principal balance of all other Indebtedness          _________
      (including Indebtedness in respect of the Macro Earn-Out and ProTel Earn-Out)

Less: Unrestricted cash on hand of Borrower and its Domestic
      Subsidiaries in immediately available funds, not to exceed the amount of the Macro Earn-Out and ProTel Earn-Out included above _________

Total Indebtedness                                                    $=========

Adjusted EBITDA (calculated in the manner required by subsection      $=========
4.6)

Total Indebtedness to Adjusted EBITDA Ratio                            _________

Maximum Total Indebtedness to Adjusted EBITDA Ratio                    _________

In Compliance                                                          Yes/No

                                                                      SCHEDULE 1
                                                               TO EXHIBIT 4.8(C)

                            COMPLIANCE CERTIFICATE

                         OPINION RESEARCH CORPORATION
                                   ORC INC.

                           Date: __________, ______


              CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR
              ---------------------------------------------------
                               EVENT OF DEFAULT
                                ----------------

[If any condition or event exists that constitutes a Default or Event of Default, specify nature and period of existence and what action Borrower has taken, is taking or proposes to take with respect thereto; if no condition or event exists, state "None."]

                                                                   SCHEDULE 2 TO
                                                                  EXHIBIT 4.8(C)

                  TOTAL ADJUSTED INDEBTEDNESS TO EBITDA RATIO
                  -------------------------------------------

Total Adjusted Indebtedness:

Average daily principal balance of the Revolving Loans for the one
month period ending on the date set forth above                      $__________

Plus: Outstanding principal balance of the Term Loan                  __________

      Outstanding principal balance of all other Indebtedness         __________

Less: To the extent included above, Indebtedness in respect of the
      Macro Earn-Out and ProTel Earn-Out                              __________

Total Adjusted Indebtedness                                          $==========

Adjusted EBITDA (calculated in the manner required by subsection     $==========
4.6)

Total Adjusted Indebtedness to EBITDA Ratio                           __________

                                                                   SCHEDULE 3 TO
                                                                  EXHIBIT 4.8(C)


                        ADJUSTED FIXED CHARGE COVERAGE
                        ------------------------------

Adjusted Fixed Charge Coverage is defined as follows:

Adjusted Fixed Charges:

Interest expense, net of interest income, included in the
determination of net income                                          $__________

Less: Amortization of capitalized fees and expenses incurred with respect to the Related Transactions included in interest
      expense                                                         __________

      Amortization of any original discount attributable to any
      warrants included in interest expense                           __________

      Interest paid in kind and included in interest expense          __________

Total Interest Expenses/1/                                           $==========

Plus: Any provision for (benefit from) income or franchise taxes
      included in the determination of net income/1/                  __________

      Increases (decreases) in short-term and long-term deferred tax
      assets                                                          __________

      Decreases (increases) in short-term and long-term deferred tax
      liabilities                                                     __________

      Scheduled payments of principal with respect to all Indebtedness (including the principal portion of scheduled payments of capital lease obligations but excluding (i) mandatory prepayments required by subsection 1.5, (ii) reductions of the Revolving Loan

______________________
1/    Total Interest Expenses and Taxes shall equal Total Interest Expenses and
-
      provision for taxes for the period from July 1,1999 through the applicable monthly testing date and then annualized.

      and (iii) payments in respect of the Macro Earn-Out and
      ProTel Earn-Out)/2/                                              _________

      Restricted Junior Payments made in cash (other than Interest     _________
      Expense)

Adjusted Fixed Charges                                                $=========

Adjusted Operating Cash Flow:

EBITDA for the 12-month period ending on the determination date       $_________
(calculated in the manner required by subsection 4.3)

Less: Unfinanced Capital Expenditures for such period (calculated
      in the manner required by subsection 4.1)                        _________

      Other Capitalized Costs, defined as the gross amount
      capitalized, for such fiscal period, as long term assets (net of cash received in respect of long term assets), other than
      (a) Capital Expenditures and (b) fees and expenses
      capitalized with respect to the Related Transactions             _________

Adjusted Operating Cash Flow                                          $=========

Adjusted Fixed Charge Coverage  (Adjusted Operating Cash Flow
 divided by Adjusted Fixed Charges)                                    _________

Required Adjusted Fixed Charge Coverage                                  1.0

In Compliance                                                           Yes/No

________________________________________________________________________________
2/  Scheduled payments of principal with respect to all Indebtedness shall be
-
    deemed to be equal to $1,000,000.

                                                                  EXHIBIT 4.8(E)

                          BORROWING BASE CERTIFICATE
                         OPINION RESEARCH CORPORATION
                                   ORC, INC.

                          Date:  ___________, ______



     This certificate is given by OPINION RESEARCH CORPORATION ("Parent"), on behalf of Borrowers, pursuant to subsection 4.8(E) of that certain Credit Agreement dated as of May __, 1999 among Borrowers, the Lenders from time to time party thereto and HELLER FINANCIAL, INC., as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     The officer executing this certificate is the Chief Financial Officer [Chief Executive Officer] of Parent and as such is duly authorized to execute and deliver this certificate on behalf of Borrowers. By executing this certificate Borrowers hereby certify to Agent and Lenders that:

          (a) Attached hereto as Schedule 1 is a calculation of the Borrowing Base for Borrowers as of the above date;

          (b)  based on such schedule, the Borrowing Base as the above date is:

                              $__________________

          IN WITNESS WHEREOF, Parent has caused this Certificate to be executed by its Chief Financial Officer [Chief Executive Officer] this ____ day of ___________, ____.

                         OPINION RESEARCH CORPORATION


                              By:_____________________________
                                Chief Financial Officer
                                [Chief Executive Officer]

                                                                   Schedule 1 to
                                                                  Exhibit 4.8(E)


                          BORROWING BASE CALCULATION
                          --------------------------

                         OPINION RESEARCH CORPORATION
                                   ORC, INC.

ACCOUNTS AVAILABILITY
---------------------
Accounts of the Borrower reflected on the Borrower's consolidated balance sheet (as of the date above). Accounts means, on any date of determination, the unpaid portion of the obligations as stated on the respective invoices issued to a customer of Borrower or any of its Subsidiaries with respect to services performed in the ordinary course of business, net of any credits, rebates or offsets owed by Borrower or any of its Subsidiaries to the respective customer.


                                                                      $_________
Less:  Ineligible Accounts (without duplication):

       Accounts which remain unpaid for more than sixty days after the due date specified in the original invoice or for more than ninety days after the invoice date if no due date was specified
                                                                      __________


       Accounts with respect to which the customer is an Affiliate of
Borrower or a director, officer, agent, stockholder, or employee of
Borrower or any of their Affiliates                                   __________


       Accounts with respect to which there is any unresolved dispute
with the respective customer but only to the extent of such dispute   __________


       Accounts with respect to which Agent does not have a valid, first priority and fully perfected security interest and Accounts subject to any Lien except those in favor of Agent and Permitted
Encumbrances; including Accounts evidenced by an instrument (as defined in Article 9 of the UCC) not in the possession of Agent, other than Accounts owing to a Foreign Subsidiary which shall not be
deemed to be ineligible as a result of this clause                    __________

     Accounts with respect to which the customer is the subject of
any bankruptcy or other insolvency proceedings                        __________


      Accounts due from a customer (for purposes hereof, each
department, agency or instrumentality of the United States of
America shall be deemed a separate customer) to the extent
that such Accounts exceed in the aggregate an amount equal to
twenty percent of the aggregate of all Accounts at said date          __________



 Total Ineligible Accounts                                           $=========

Total Eligible Accounts (Accounts less Total Ineligible Accounts)    $=========

Advance Rate                                                                 85%

Accounts Availability                                                $=========

                                                                   Schedule 1 to
                                                                  Exhibit 4.8(E)


                          BORROWING BASE CALCULATION
                          --------------------------

                         OPINION RESEARCH CORPORATION
                                   ORC, INC.

                     UNBILLED TIME INVENTORY AVAILABILITY
                     ------------------------------------


On any date of determination, the unbilled amount of fees to be charged to a customer of Borrower or any of its Subsidiaries with respect to services performed in the ordinary course of business, net of any credits, rebates or offsets owed by Borrower or any of its Subsidiaries to the respective customer, which amounts shall
be calculated in accordance with past practices.                     $__________



Less:  Ineligible Unbilled Amounts:

       Unbilled amounts with respect to which the customer is an
Affiliate of Borrower or a director, officer, agent, stockholder,
or employee of Borrower or any of their Affiliates                    __________


       Unbilled amounts with respect to which there is any
unresolved dispute with the respective customer but only to the
extent of such dispute                                                __________


       Unbilled amounts with respect to which Agent does not have a valid, first priority and fully perfected security interest and amounts subject to any Lien except those in favor of Agent and
Permitted Encumbrances, other than unbilled amounts to a customer of a Foreign Subsidiary which shall not be deemed to be ineligible
as a result of this clause                                            __________


       Unbilled amounts with respect to which the customer is the
subject of any bankruptcy or other insolvency proceedings             __________

     Unbilled amounts due, or to become due, from a customer (for purposes hereof, each department, agency or instrumentality of the United States of America shall be deemed a separate customer) to the extent that such amounts exceed in the aggregate an amount equal to twenty percent of the aggregate of all unbilled amounts at said date __________


     Unbilled amounts due, or to become due, from a customer (for purposes hereof, each department, agency or instrumentality of the
United States of America shall be deemed a separate customer) to the extent that such amounts when combined with Accounts due from such customer, exceed in the aggregate an amount equal to twenty percent of the sum of the aggregate of all unbilled amounts plus
all Accounts at said date                                             __________

                                                                   Schedule 1 To
                                                                  Exhibit 4.8(E)
                                                                        (cont'd)


                          BORROWING BASE CALCULATION
                          --------------------------

                         OPINION RESEARCH CORPORATION
                                   ORC, INC.




Total Ineligible Unbilled Amounts                                   $==========

Total Eligible Unbilled Amounts (Total Unbilled Amounts less Total $========== Ineligible Unbilled Amounts)

Advance Rate                                                                 50%

Unbilled Time Inventory Availability                                 $=========

Borrowing Base (Accounts Availability plus Unbilled Time Inventory
Availability)                                                        $=========

                                EXHIBIT 10.1(A)
                                ---------------

                                REVOLVING NOTE

$______________                                                     May __, 1999
                                                               Chicago, Illinois

     FOR VALUE RECEIVED, the undersigned, OPINION RESEARCH CORPORATION, a Delaware corporation and ORC, INC., a Delaware corporation (together, the "Borrowers"), hereby unconditionally promise to pay to the order of ____________________________, a _________ corporation ("Lender"), at Agent's office at 500 West Monroe Street, Chicago, Illinois 60661, or at such other place as the Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of ___________________ AND NO/100 DOLLARS ($__________________),
or, if less, the aggregate unpaid principal amount of all advances made pursuant to subsection 1.1(B) of the "Credit Agreement" (as hereinafter defined), at such times as are specified in, and in accordance with the provisions of, the Credit Agreement. This Revolving Note is referred to in and was executed and delivered pursuant to that certain Credit Agreement of even date herewith (the "Credit Agreement") among Borrowers, Heller Financial, Inc., as Agent for the benefit of all lenders, and the other lenders who are parties thereto, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan evidenced hereby was made and is to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Credit Agreement shall be used in this Revolving Note as defined in the Credit Agreement. This Revolving Note is secured by the Collateral.

     Borrowers further promise to pay interest on the outstanding unpaid principal amount hereof, as provided in the Credit Agreement, from the date hereof until payment in full hereof at the applicable rate specified in subsection 1.2(A) of the Credit Agreement; provided, however, that if Agent, or Requisite Lenders, so elect, following the occurrence and during the continuance of an Event of Default, Borrowers promise to pay to Lender interest on the unpaid principal amount hereof at the applicable rate specified in subsection 1.2(E) of the Credit Agreement. Interest shall be payable in arrears on the dates specified in subsection 1.2(D) of the Credit Agreement and at maturity, whether by acceleration or otherwise. Interest shall be computed on the closing daily principal balance in Borrowers' Loan Account with respect to Revolving Loan on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues.

     If a payment hereunder becomes due and payable on a day that is not a Business Day, the payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest due on such succeeding Business Day. Checks, drafts or similar items of payment received by Lender shall not constitute payment, but credit therefor shall, solely for the purpose of computing interest earned by Lender, be given in accordance with the Credit Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction determines is applicable hereto. In the event of any such determination, the provisions of subsection 1.2(F) of the Credit Agreement shall govern and control.

     After the occurrence and during the continuance of an Event of Default, Agent shall have the exclusive right to apply and to reapply any and all payments hereunder against the Obligations of Borrowers in such manner as Agent deems advisable notwithstanding any previous entry by Agent upon Borrowers' Loan Account or any other books and records.

     If any suit or action is instituted or attorneys are employed to collect this Revolving Note or any part thereof, Borrowers hereby promise and agree to pay all costs of collection, including attorneys' fees and court costs.

     Each Borrower and each endorser, guarantor and surety of this Revolving Note hereby waives presentment for payment, protest and demand, and notice of demand, protest, dishonor and nonpayment of this Revolving Note. Except as otherwise required pursuant to the Credit Agreement, each Borrower also waives all rights to notice and hearing of any kind upon the occurrence of an Event of Default and prior to the exercise by Agent of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

     THIS REVOLVING NOTE HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS. Whenever possible each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Note. Whenever in this Revolving Note reference is made to Agent, Lender or Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Note shall be binding upon and shall inure to the benefit of such successors and assigns. Each Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for such Borrower. All obligations and agreements of Borrowers hereunder are joint and several.

         IN WITNESS WHEREOF, Borrowers have executed this Revolving Note as of the day and year first written above.



                                OPINION RESEARCH CORPORATION, a
                                Delaware corporation

                                By: _________________________
                                Title: ______________________

                                ORC, INC., a Delaware corporation

                                By: _________________________
                                Title: ______________________

                                 SCHEDULE 7.1

                          CONDITIONS TO INITIAL LOANS
                          ---------------------------

(A)   DELIVERIES. Any documents listed below shall be duly executed, in form
      ----------
      and substance satisfactory to Agent, in quantities designated by Agent (except for the Notes, of which only the originals shall be signed) and shall be delivered to Agent on or before the Closing Date. Capitalized terms used herein shall have the meanings set forth in the Credit Agreement.

     (1)  Credit Agreement and all Schedules and Exhibits thereto.

     (2)  Term Notes and Revolving Notes.

     (3)  Security Agreements.

     (4)  Security Interests, UCC Filings and Stock Certificates.

          (a) Evidence that, upon filing of applicable financing statements, Agent will have a valid and perfected first priority security interest in the Collateral, subject only to Permitted Encumbrances.

          (b) Executed documents (including financing statements under the Uniform Commercial Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may deem necessary to perfect its security interests in the Collateral.

          (c) Certificates (which certificates shall be properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank) representing all of the capital stock of each Domestic Subsidiary of Borrowers and sixty-five percent of the capital stock of each Foreign Subsidiary pursuant to each pledge agreement.

     (5)  Real Property.

          (a) With respect to real property owned by a Borrower or any of its Subsidiaries, real property mortgages and/or deeds of trust, title insurance and surveys (with endorsements and certifications acceptable to Agent), appraisals, required environmental disclosure affidavits and such other documentation requested by Agent.

          (b) With respect to real property leased by a Borrower or any of its Subsidiaries, landlord waivers as requested by Agent.

     (6)  Intentionally Omitted.

     (7) Notice of Borrowing and Letter of Direction. A letter of direction from Borrowers to Agent describing the disbursement of the proceeds of the Term Loan, the initial advance under the Revolving Loan and any initial Lender Letter of Credit or Risk Participation Agreement.

     (8) Insurance Policies and Endorsements. Copies of Borrowers' and their Subsidiaries insurance policies together with endorsements naming Agent and Lenders, as applicable, as lender's loss payee (with respect to all property insurance), additional insured (with respect to all liability insurance), assignee (with respect to all business interruption insurance).

     (9) Bank Agreements. Agreements for each bank designated by Agent at which a Borrower or any of its Subsidiaries maintains depository accounts.

     (10) Intentionally Omitted.

     (11) Financial Statements. Financial statements referred to in subsection
          5.5 of the Credit Agreement.

     (12) Charter and Good Standing. Certified copies of the certificates or articles of incorporation, or their equivalent of Borrowers, Company and each other Loan Party together with good standing certificates from the respective states of incorporation or organization and the respective states in which the principal places of business of each is located and from all states in which the activities of such Persons require them to be qualified and/or licensed to do business, each to be dated a recent date prior to the Closing Date.

     (13) Bylaws. Copies of the bylaws, or their equivalent, of Borrowers, Company and each other Loan Party certified as of the Closing Date by its corporate secretary or an assistant secretary.

     (14) Resolutions. Resolutions of the Boards of Directors of each Borrower, Company and each other Loan Party executing Related Transaction Documents authorizing and approving the execution, delivery and performance of Related Transactions Documents to which such Person is a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment.

     (15) Incumbency Certificates. Signature and incumbency certificates of (a) the officers of each Borrower executing the Loan Documents, (b) the officers of Company executing the Purchase Agreement, Loan Document and the Related Transactions Documents, and (c) the officers of each other Loan Party executing the Loan Documents to which any of them is a party.

     (16) Subsidiary Guaranty.

     (17) Pledge Agreements.

     (18) Subordination and IntercreditorAgreement.

     (19) Purchase Agreement. Certified copy of the final Purchase Agreement and any amendments, modifications or waivers thereto, the material obligations or covenants of which all parties to the Purchase Agreement have performed or complied with on or before the Closing Date; and all certificates, opinions and letters delivered in connection with the Purchase Agreement, which shall be addressed to Agent and Lenders or accompanied by a written authorization from the person delivering such certificate, opinion or letter stating that Agent and Lenders may rely on such document as though it were addressed to them.

     (20) Government Approvals. Evidence of the prior approval, if required, of the Federal Trade Commission or U.S. Justice Department under the Hart-Scott-Rodino Anti-Trust Improvements Act of the transactions contemplated by the Purchase Agreement. Borrower hereby represents and warrants to Agent and Lenders that no such approval is needed.

     (21) Collateral Assignment of Representations, Warranties, Covenants and Indemnities. Evidence reasonably satisfactory to Agent that all representations warranties, covenants and indemnities set forth in the Purchase Agreement have been collaterally assigned to Agent.

     (22) Intentionally Omitted.

     (23) Initial Borrowing Base Certificate. The initial Borrowing Base Certificate dated not more than five days prior to the Closing Date.

     (24) Opinions of Counsel. Written opinions of Wolf, Block, Schorr & Solis-Cohen, counsel for Borrowers and the other Loan Parties, and such other local counsel as Agent may request, in form and substance satisfactory to Agent and its counsel, dated as of the Closing Date.

     (25) Termination of Prior Indebtedness Liens and Other Liens. Pay-off letters from each holder of Indebtedness of each Borrower and each of its Subsidiaries outstanding prior to consummation of the Related Transactions, duly executed UCC-3 termination statements, mortgage releases and such other instruments, in form and substance satisfactory to Agent, as shall be necessary to terminate and satisfy all Liens securing such Indebtedness and all other Liens except for Permitted Encumbrances.

     (26) Pre-closing Searches. UCC, tax and judgment search reports listing all effective financing statements, tax liens and judgment liens that name Company, a Borrower or any Subsidiary of a Borrower as debtor together with copies of such financing statements, tax liens and judgment liens, the contents of which shall be satisfactory to Agent.

     (27) Capitalization/Acquisition Documents. Copies of all
          Capitalization/Acquisition Documents (not already listed above) reflecting that Parent has issued and sold Subordinated Indebtedness, the gross cash proceeds of which are at least $15,000,000.

     (28) Other Documents. Borrowers shall have delivered such other documents as Agent may reasonably request.

(B)  SUBSCHEDULES

     (1) Litigation. List of any outstanding judgments, actions, charges, claims, demands, suits, proceedings, petitions, governmental investigations or arbitrations now pending or, to the best knowledge of Borrowers after due inquiry, threatened against any Loan Party or affecting any property of any Loan Party, along with status reports, annexed hereto as Subschedule 1.

     (2) Employee Benefit Plans. List of any employee benefit plans which any Loan Party or any Affiliate maintains or contributes to, or has any current or potential obligations under, and copies of IRS Determination Letters for each such employee benefit plan, annexed hereto as Subschedule 2.

     (3) Closing Fees. List of any broker's, finder's, due diligence, structuring, debt or equity placement fees, commissions or similar compensation payable with respect to the consummation of the Related Transactions, other than fees payable to Agent or Lenders, annexed hereto as Subschedule 3.

     (4) Investments. List of any Investments in any Person by a Borrower or any of its Subsidiaries, annexed hereto as Subschedule 4.

     (5) Derivatives. List of any contracts or other relationships entered into by a Borrower or any of its Subsidiaries which involve the exchange, transfer or modification of risks associated with fluctuations in interest rates, currency exchange rates or commodity prices or any similar risks through caps, swaps, collars, futures contracts, forward exchange contracts or any other type of derivative arrangement, annexed hereto as Subschedule 5.

     (6) Bank Accounts. List of bank accounts, setting forth for each such bank account, the bank at which the account is maintained, the account number, the purpose of the account and the maximum balance of the account, annexed hereto as Subschedule 6.

          The foregoing deliveries and subschedules are true, correct and complete and are made and delivered this ____ day of May, 1999.


                                   OPINION RESEARCH CORPORATION

                                   By:  /s/ John F. Short
                                      ------------------------------
                                   Name:     John F. Short
                                        ----------------------------
                                   Its:  President
                                       -----------------------------

                                   ORC, INC.


                                   By:   /s/ Douglas L. Cox
                                      -------------------------------
                                   Name:     Douglas L. Cox
                                        -----------------------------
                                   Its:  Secretary
                                       ------------------------------